EXHIBIT 4.2

EXECUTION COPY

AMENDED AND RESTATED TRUST AGREEMENT

between

HUNTINGTON FUNDING, LLC

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Owner Trustee

Amended and Restated as of August 31, 2012

Amended and Restated Trust Agreement

TABLE OF CONTENTS

Amended and Restated Trust Agreement

i

Amended and Restated Trust Agreement

ii

Section 9.13	Information Requests	46
Section 9.14	Form 10-D and Form 10-K Filings	46

Exhibit A	Form of Trust Certificate
Exhibit B	Certificate of Trust
Exhibit C	Form of Owner Trustee’s Annual Certification
Exhibit D	Form of Certificate Purchase Agreement
Exhibit E	Form of Transfer Certificate for Exchange or Transfer From Rule 144A Certificate to Regulation S Global Certificate
Exhibit F	Form of Transfer Certificate for Exchange or Transfer From Regulation S Global Certificate to Rule 144A Global Certificate
Exhibit G-1	Form of Investment Letter
Exhibit G-2	Form of 144A Letter
Exhibit H-1	Form of Non-U.S. Beneficial Ownership Certification by Euroclear or Clearstream Bank, société anonyme
Exhibit H-2	Form of Non-U.S. Beneficial Ownership Certification by Member Organization

Amended and Restated Trust Agreement

iii

This AMENDED AND RESTATED TRUST AGREEMENT (this “Agreement”), dated as of August 31, 2012, is between Huntington Funding, LLC, a Delaware limited liability company (the “Initial Beneficiary”), Wilmington Trust, National Association, a national banking association, as owner trustee (the “Owner Trustee”).

RECITALS

WHEREAS, pursuant to an Asset Purchase Agreement, dated as of August 31, 2012, between The Huntington National Bank (“Huntington”) and the Initial Beneficiary, Huntington desires to transfer and assign to the Initial Beneficiary one or more portfolios of automobile loans and automobile installment sale contracts (collectively, the “Loans”);

WHEREAS, Huntington Auto Trust 2012-2 (the “Trust”) was formed pursuant to that Trust Agreement, dated as of September 14, 2012, between the Initial Beneficiary and the Owner Trustee (the “Original Trust Agreement”);

WHEREAS, the Initial Beneficiary and the Owner Trustee desire to amend and restate the Original Trust Agreement in its entirety as set forth below (and the Original Trust Agreement shall be of no further force or effect upon execution by all parties of this Agreement), such that the purpose of the Trust will include (a) accepting the Loans, (b) issuing Notes secured by the Loans and rights and property incidental thereto, (c) owning and financing the Trust Estate, and (d) engaging in certain activities incidental to the foregoing; and

WHEREAS, Wilmington Trust, National Association, a national banking association, is willing to act as owner trustee hereunder (in its individual capacity, the “Bank,” and solely in its capacity as owner trustee hereunder, with its successors in interest in such capacity and its permitted assigns, the “Owner Trustee”) and to accept the trusts created hereby.

NOW THEREFORE, the Initial Beneficiary and the Owner Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1   Capitalized Terms.  Capitalized terms not defined in this Agreement have the meanings assigned thereto in the Sale and Servicing Agreement.  As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings.

“Assets” means, collectively Loans and related assets.

“Benefit Plan” has the meaning assigned to such term in Section 3.5.

“Certificate Distribution Account” has the meaning assigned to such term in Section 5.1.

Amended and Restated Trust Agreement

“Certificate of Trust” means the certificate of trust attached hereto as Exhibit B filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Act.

“Certificate Register” and “Certificate Registrar” means the register mentioned in and the registrar appointed pursuant to Section 3.4.

“Certificateholder” or “Holder” means a Person in whose name a Trust Certificate is registered.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Corporate Trust Office” means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at such other address in the State of Delaware as the Owner Trustee may designate by notice to the Certificateholders and the Initial Beneficiary, or the principal corporate trust office of any successor Owner Trustee at the address (which shall be in the State of Delaware) designated by such successor Owner Trustee by notice to the Certificateholders and the Initial Beneficiary.

“Definitive Certificates” means the Certificates issued pursuant to this Agreement in definitive form either upon original issuance or upon termination of book-entry registration with respect to such Notes pursuant to Section 3.15.

“Depository” means The Depository Trust Company, as initial Depository, the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the UCC.

“Depository Agreement” means, with respect to any the Certificates, the agreement between the Issuing Entity and the initial Depository, dated as of October 11, 2012.

“Depository Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal proceedings pending against such Person or of which any property of such Person is then subject, or (b) any proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

“Global Certificate” means any global certificate authorized by, and authenticated and delivered under, this Agreement evidencing all or any portion of the Certificates.

“Huntington” means The Huntington National Bank, a national banking association.

Amended and Restated Trust Agreement

“Indenture” means the Indenture, dated as of August 31, 2012, between the Trust and the Indenture Trustee.

“Initial Beneficiary” means Huntington Funding, LLC, a Delaware limited liability company.

“Item 1119 Party” means the Depositor, Huntington, the Servicer, the Indenture Trustee, the Owner Trustee, the Underwriters and any other material transaction party identified by the Depositor or Huntington to the Indenture Trustee and the Owner Trustee in writing.

“Investment Letter” means a letter to be delivered to the Owner Trustee in connection with the transfer of any Certificates, or beneficial interests therein, substantially in the form of either Exhibit G-1 or Exhibit G-2.

“Owner” means, with respect to a Book-Entry Certificate, any person who is a beneficial owner of a Book-Entry Certificate.

“Owner Trustee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as owner trustee under this Agreement, and any successor owner trustee hereunder.

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.10 and shall initially be Deutsche Bank Trust Company Americas.

“Percentage Interest” means, with respect to any Trust Certificate, the percentage interest in the Residual Interest of the Trust Estate evidenced by such Trust Certificate as specified on the face thereof.

“Purchase Agreement” means each purchase agreement setting forth the sale of any of the Trust Certificates, substantially in the form attached hereto as Exhibit D, entered into between the Initial Beneficiary and the purchaser of the Trust Certificates.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation D Global Certificates” has the meaning specified in Section 3.12(a)

 “Regulation S Global Certificates” means the Regulation S Permanent Global Certificates and Regulation S Temporary Global Certificates.

“Regulation S Permanent Global Certificates” has the meaning specified in Section 3.12(a).

“Regulation S Temporary Global Certificates” has the meaning specified in Section 3.12(a).

“Residual Interest” means, with respect to any date of determination, the amounts remaining for distribution to the Certificateholders after the Trust has satisfied its obligations

Amended and Restated Trust Agreement

under the Notes, the Indenture, the Sale and Servicing Agreement and each other Basic Document to which it is a party.

“Restricted Certificates” means each Certificate.

 “Rule 144A” means Rule 144A under the 1933 Act.

 “Rule 144A Global Certificates” has the meaning specified in Section 3.12(a).

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of August 31, 2012, among the Trust, the Initial Beneficiary, Huntington, and the Indenture Trustee.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Treasury Regulations” means regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” has the meaning ascribed to such term in the recitals.

“Trust Certificates” or “Certificates” has the meaning ascribed to such term in Section 3.3.

“Trust Estate” has the same meaning as Collateral (as such term is defined in the Indenture).

Section 1.2   Other Definitional Provisions.  Capitalized terms not defined in this Agreement have the meanings assigned thereto in the Sale and Servicing Agreement or the Indenture, respectively, and further:

(a)           All terms defined in this Agreement have the respective meanings ascribed thereto herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)           As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles in the United States.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document shall control.

Amended and Restated Trust Agreement

(c)           The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; “or” includes “and/or”; and the term “including” means “including without limitation.”

(d)           The definitions contained in this Agreement are applicable to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

(e)           Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

(f)           References to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof (each, for purposes of this clause (f), a “law”), shall refer to that law as amended from time to time and shall include any successor law.

ARTICLE II

ORGANIZATION

Section 2.1   Name.             The trust created under the Original Trust Agreement and by the filing of the Certificate of Trust pursuant to the Statutory Trust Act and continued hereby shall continue to be known as Huntington Auto Trust 2012-2, in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.2   Office.  The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Initial Beneficiary.

Section 2.3   Purposes and Powers.  The purpose of the Trust is to engage in the following activities and the Trust shall have the power and authority:

(a)           to issue the Notes, secure the Notes and pay the Notes pursuant to the Indenture, to issue the Trust Certificates pursuant to this Agreement and to sell, transfer and exchange the Notes and the Trust Certificates, in each case in accordance with the Basic Documents;

(b)           with the proceeds of the sale of the Notes and the Trust Certificates, to purchase the Conveyed Assets, to fund reserve accounts of the Trust and make all other

Amended and Restated Trust Agreement

payments required pursuant to Section 5.06 of the Sale and Servicing Agreement, and to pay the organizational, start-up and transactional expenses of the Trust;

(c)           to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, acquire, manage and distribute to the Certificateholders pursuant to the terms of this Agreement, any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture or the Sale and Servicing Agreement;

(d)           to enter into and perform its obligations under the Basic Documents to which it is a party;

(e)           to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith; and

(f)           subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with servicing, administration and conservation of the Trust Estate, the securing and payment of the Notes and the making of distributions to the Certificateholders.

Section 2.4   Appointment of Owner Trustee.  The Initial Beneficiary hereby appoints the Owner Trustee as trustee effective as of the date hereof, to have all the rights, powers and duties set forth herein.

Section 2.5   Initial Capital Contribution of Trust Estate.  The Initial Beneficiary has heretofor sold, assigned, transferred, conveyed and set over to the Owner Trustee, as of the date thereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Initial Beneficiary, as of the date of formation of the Trust, of the foregoing contributions, which constitutes the initial Trust Estate and is deposited in the Certificate Distribution Account. The Initial Beneficiary shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. The Initial Beneficiary and the Owner Trustee acknowledge and agree that the Trust Estate shall include all Conveyed Assets transferred by the Initial Beneficiary to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement.

Section 2.6   Declaration of Trust.  The Owner Trustee hereby declares that it shall hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for federal, state and local income, single business and franchise tax purposes, (a) the Notes shall be treated as debt and (b) the Trust shall not be treated as an association (or publicly-traded partnership) taxable as a corporation. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust and, to the extent applicable, the Certificateholders shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust

Amended and Restated Trust Agreement

provided in the preceding sentence for such tax purposes and shall not take any position contrary to this characterization in any federal or state tax filings. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Act with respect to accomplishing the purposes of the Trust. The Owner Trustee shall not file or join in, and each Certificateholder by acceptance of its Trust Certificate agrees that it shall not file or join in, an election to treat the Trust as an association taxable as a corporation for tax purposes.  The Depositor intends to treat the Trust for federal income tax reporting purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code.  Each purchaser of a Certificate, by its acceptance of the Certificate, agrees to treat the trust as a grantor trust and will take no action inconsistent with such treatment, unless otherwise required by the appropriate authority.

Section 2.7   Liability of the Certificateholder.

(a)           The Initial Beneficiary shall be liable directly to and will indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including expenses, to the extent not paid out of the Trust Estate) to the extent that the Initial Beneficiary would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Initial Beneficiary were a general partner; provided, however, that the Initial Beneficiary shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Certificate or a Noteholder in the capacity of an investor in the Notes.  In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding proviso for which the Initial Beneficiary shall not be liable) shall be deemed third party beneficiaries of this paragraph.

(b)           The Initial Beneficiary, other than to the extent set forth in paragraph (a), shall not have any personal liability for any liability or obligation of the Trust.

Section 2.8   Title to Trust Property.  Legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee or a separate trustee, as the case may be.

Section 2.9   Situs of Trust.  The Trust shall be located in the State of Delaware; provided, however, that the Trust may enter into administration agreements with Persons located outside of the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments shall be received by the Trust only in Delaware or New York, and payments shall be made by the Trust only from Delaware or New York. The only office of the Trust shall be at the Corporate Trust Office in the State of Delaware.

Amended and Restated Trust Agreement

Section 2.10   Representations, Warranties and Covenants of the Initial Beneficiary.  The Initial Beneficiary hereby represents and warrants to the Owner Trustee and the Holders of Notes issued by that Trust, that as of the Closing Date:

(a)           The Initial Beneficiary is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)           The Initial Beneficiary is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

(c)           The Initial Beneficiary has the power and authority to execute and deliver this Agreement and to carry out its terms; the Initial Beneficiary has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Initial Beneficiary by all necessary limited liability company action.

(d)           The Initial Beneficiary has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Initial Beneficiary, enforceable against the Initial Beneficiary in accordance with its terms.

(e)           The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the amended and restated limited liability company agreement of the Initial Beneficiary, or any indenture, agreement or other instrument to which the Initial Beneficiary is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law, order, rule or regulation applicable to the Initial Beneficiary of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Initial Beneficiary or its properties.

(f)           There are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Initial Beneficiary or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that could adversely affect the performance by the Initial Beneficiary of its obligations under, or the validity or enforceability of, this Agreement.

Amended and Restated Trust Agreement

(g)           The representations and warrantees of the Initial Beneficiary in Section 3.02 of the Sale and Servicing Agreement are true and correct.

ARTICLE III

TRUST CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.1   Initial Ownership.  Upon the formation of the Trust by the contribution by the Initial Beneficiary pursuant to Section 2.5 and until the issuance of the Trust Certificates, the Initial Beneficiary shall be the sole beneficiary of the Trust.

Section 3.2   The Trust Certificates.

(a)           The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement and shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

(b)           A transferee of a Trust Certificate, if any, shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee’s acceptance of a Trust Certificate duly registered in such transferee’s name pursuant to Section 3.4; provided, however, that no Trust Certificate shall be transferred without the prospective transferee and the prospective transferor satisfying the requirements of a Purchase Agreement.

Section 3.3   Execution, Authentication and Delivery of Trust Certificates.

(a)           The Owner Trustee on behalf of the Trust shall, on the date hereof, execute and the Certificate Registrar, as the Trust's authenticating agent, shall cause to be authenticated and delivered to, and upon the order of, the Initial Beneficiary, Trust Certificates evidencing in the aggregate a 100% Percentage Interest in accordance with Section 3.12.  The Trust Certificates shall consist of a single class designated as the “Trust Certificates”.  The rights of the Certificateholders to receive distributions from the proceeds of the Trust in respect of their Trust Certificates, and all ownership interests of the Certificateholders in such distributions, shall be as set forth in this Agreement.  When executed, issued and duly authenticated, the Trust Certificates will be fully paid, validly issued, nonassessable and entitled to all benefits of this Agreement.

(b)           The Trust Certificates shall be substantially in the form attached hereto as Exhibit A; provided, however, that any of the Trust Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions

Amended and Restated Trust Agreement

of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Trust Certificates are admitted to trading, or to conform to general usage. The Trust Certificates shall be issuable in registered form only.

Section 3.4   Registration of Transfer and Exchange of Trust Certificates.

(a)           The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.9, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. Deutsche Bank Trust Company Americas shall be the initial Certificate Registrar.

(b)           No transfer, sale, pledge or other disposition of any Trust Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition (i) complies with the requirements and restrictions set forth in the related Purchase Agreement (except that for the initial transfer of the Certificate to the Depositor, the requirements for transfer shall be deemed to have been met by the Depositor) and (ii) is exempt from the registration and/or qualification requirements of the 1933 Act, and any applicable state securities laws, or is otherwise made in accordance with the 1933 Act and such state securities laws. Any Certificateholder desiring to effect a transfer of Certificates or interest therein shall, and does hereby agree to, indemnify the Trust, each of the Initial Beneficiary, the Owner Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c)           Neither the Trust nor the Trust Estate has been registered as an “investment company” under the 1940 Act, and notwithstanding any other provision of the Agreement, the Certificate Registrar shall refuse to register any transfer of Trust Certificates if such registration of transfer would cause the Trust Certificates to be “beneficially owned” by more than five (5) persons (in each case within the meaning of section 3(c)(1) of the 1940 Act). Any transfer of Trust Certificates that would cause the Trust Certificates to be so owned shall be, to the fullest extent permitted by law, void ab initio and of no force and effect whatsoever.

(d)           Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.9, the Owner Trustee shall execute, authenticate and deliver (or shall cause to be authenticated and delivered), in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate Percentage Interest dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate Percentage Interest upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.9.

Amended and Restated Trust Agreement

(e)           Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the related Certificateholder or such Certificateholder’s attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

(f)           No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

(g)           The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Trust Certificates for a period of fifteen (15) days preceding the due date for any payment with respect to the Trust Certificates.

(h)           Each purchaser (including any transferee) of a Certificate must satisfy the transfer restrictions as set forth herein and in the applicable transfer certificate attached hereto as Exhibit G-1 (the “Regulation S Transfer Certificate”) and Exhibit G-2 (the “Rule 144A Transfer Certificate” and, together with the Regulation S Transfer Certificate, the “Transfer Certificates”), and, in the case of a purchaser taking delivery in the form of an interest in a Rule 144A Global Certificate or a Regulation S Global Certificate, as the case may be, by its acceptance of a beneficial interest in the Certificates, shall be deemed to have made the representations and warranties set forth in the applicable Transfer Certificate.  In addition, each purchaser (including any transferee) of a Certificate, prior to the time that it sells or otherwise transfers any or all of its interest in the Certificate, shall furnish a certificate substantially in the form set forth in Exhibit I  (the “Transferor Certificate”). In the case of the sale of an interest in a Global Certificate, the seller shall be deemed to have made the representations and warranties set forth in the Transferor Certificate.

(i)           The provisions of this Article III are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the transfer of the Certificates.

Section 3.5   Trust Certificate Transfer Restrictions.  (a) The Trust Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (each, a “Benefit Plan”). By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

(b)           Except as provided in Section 3.5(c), no transfer (or purported transfer) of a Trust Certificate (or economic interest therein), whether to another Certificateholder or to a person who is not a Certificateholder, shall be effective, and any such transfer (or

Amended and Restated Trust Agreement

purported transfer) shall be void, and no person shall otherwise become a Certificateholder, and none of the Trust, the Owner Trustee, the Certificate Registrar, the Paying Agent or any of the Certificateholders will recognize such transfer (or purported transfer), unless the transferee has first represented and warranted in writing to the Trust and the Certificate Registrar that:

(i) (x) it is acquiring the Trust Certificates for its own account and is the sole beneficial owner of such Trust Certificates and it will not become a partnership, Subchapter S corporation or a grantor trust for U.S. federal income tax purposes while it holds Trust Certificates or (y) it is or may become a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes and at all times the aggregate value of any Trust Certificates that it holds or beneficially owns will represent less than 50% of the value of all of its assets and at no time will any Trust Certificates that it holds or beneficially owns be disproportionately represented (in relation to its other assets) in the value of any of its ownership interests; and

(ii) the transfer is not being effected on or through (x) an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (y) a “secondary market” or “substantial equivalent thereof” within the meaning of Section 7704(b)(2) of the Code and any proposed, temporary or final Treasury Regulations thereunder;

(c)           In the case of a purchaser or transferee taking delivery in the form of an interest in a Rule 144A Global Certificate or a Regulation S Global Certificate, as the case may be, by its acceptance of a beneficial interest in the Global Certificates, it shall be deemed to have made the representations and warranties described in Section 3.5(b).

(d)           Notwithstanding anything to the contrary in this Agreement, no transfer (or purported transfer) of any Trust Certificate (or any economic or other beneficial interest therein) shall be effective, and any such transfer (or purported transfer) shall be void to the extent that (i) such transfer would cause the number of direct or indirect holders of an interest in Trust Certificates to exceed, in the aggregate, a number equal to 95 holders and (ii) the Trust has not consented, in writing, to such transfer.  The Owner Trustee and the Certificate Registrar shall have no obligation to monitor any transfer of any economic or other beneficial interest in a Trust Certificate including any transfers effected through the Depository.

Section 3.6   Mutilated, Destroyed, Lost or Stolen Trust Certificates.  If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate has been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or the Certificate Registrar , as the Owner Trustee’s authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new

Amended and Restated Trust Agreement

Trust Certificate of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

Section 3.7   Persons Deemed Owners.  Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

Section 3.8   Access to List of Certificateholders’ Names and Addresses.  The Certificate Registrar shall furnish or cause to be furnished to the Servicer, the Paying Agent and the Initial Beneficiary, within fifteen (15) days after receipt by the Certificate Registrar of a written request therefor from the Servicer, the Paying Agent or the Initial Beneficiary, a list, in such form as the Servicer or the Initial Beneficiary may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date; provided, however, that so long as the Certificates are issued as Book-Entry Certificates, no such list shall be required to be furnished. The Certificate Registrar shall also furnish to the Owner Trustee and the Paying Agent a copy of such list at any time there is a change therein. If (a) three (3) or more Certificateholders or (b) one or more Certificateholders evidencing not less than 25% of the Percentage Interest apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application and written direction from the Administrator is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Initial Beneficiary, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived. The Certificate Registrar shall upon the request of the Owner Trustee provide such list, or access to such list, of Certificateholders as contemplated by this Section 3.8.

Section 3.9   Maintenance of Office or Agency.  The Certificate Registrar shall designate in the Borough of Manhattan, the City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust in respect of the Trust Certificates and the Basic Documents may be served. The Certificate Registrar initially designates the Indenture Trustee as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Initial Beneficiary and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Amended and Restated Trust Agreement

Section 3.10   Appointment of Paying Agent.  The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect; provided, however, the Owner Trustee shall have no duty to monitor or oversee the compliance by the Paying Agent of its obligations under this Agreement or any other Basic Document. The Paying Agent initially shall be Deutsche Bank Trust Company Americas, and any co-paying agent chosen by the Initial Beneficiary. Deutsche Bank Trust Company Americas shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the Owner Trustee. In the event that Deutsche Bank Trust Company Americas shall no longer be the Paying Agent, the Initial Beneficiary, with the consent of the Owner Trustee, shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Initial Beneficiary shall cause such successor Paying Agent or any additional Paying Agent appointed hereunder to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 6.3, 6.6, 6.7 and 6.9 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.11   Indemnification.  The rights, privileges, protections, immunities and benefits given to the Indenture Trustee under Article VI of the Indenture (including, but not limited to, the compensation and indemnification provisions of Section 6.07 of the Indenture), are extended to, and shall be enforceable by Deutsche Bank Trust Company Americas in its capacities as Certificate Registrar and Paying Agent hereunder.

Section 3.12   Global Certificates; Temporary Certificates.

(a)           Global Certificates

(i)           The Certificates to be offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Certificates without interest coupons (the “Rule 144A Global Certificates”), which, in accordance with Section 3.13, shall be deposited on behalf of the purchasers of the Book-Entry Certificates represented thereby with the Certificate Registrar, as custodian for the Depository, and registered on the Register in the name of the Depository or a nominee thereof, duly executed on behalf of the Trust. The Percentage Interest of the Rule 144A Global Certificates may from time to time be increased or decreased by adjustments made on the Certificate Register and the

Amended and Restated Trust Agreement

records of the Depository or its nominee as hereinafter provided. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any error or omission by the Depository in making such record adjustments and the Certificate Register shall be controlling with regard to the outstanding principal amount of the Certificates hereunder.

(ii)           The Certificates to be offered and sold to institutional “accredited investors”, as defined in Rule 501(a)(1), (2), (3) or (7) in Regulation D under the Securities Act shall be issued initially in the form of one or more Global Certificates without interest coupons (the “Regulation D Global Certificates”), which, in accordance with Section 3.13, shall be deposited on behalf of the purchasers of the Book-Entry Certificates represented thereby with the Certificate Registrar, as custodian for the Depository, and registered on the Register in the name of the Depository or a nominee thereof, duly executed on behalf of the Trust. The Percentage Interest of the Regulation D Global Certificates may from time to time be increased or decreased by adjustments made on the Certificate Register and the records of the Depository or its nominee as hereinafter provided. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any error or omission by the Depository in making such record adjustments and the Certificate Register shall be controlling with regard to the outstanding principal amount of the Certificates hereunder.

(iii)           The Certificates to be offered and sold in reliance on Regulation S shall be issued initially, and during the “40 day distribution compliance period” described below shall remain, in the form of temporary Global Certificates without interest coupons (the “Regulation S Temporary Global Certificates”), which, in accordance with Section 3.13, shall be deposited on behalf of the purchasers of the Book-Entry Certificates represented thereby with the Certificate Registrar , as custodian for the Depository, and registered in the name of the Depository or a nominee thereof for the investors’ respective accounts at the Euroclear Operator or Clearstream, duly executed on behalf of the Trust as hereinafter provided.

(iv)           The “40 day distribution compliance period” (as defined in Regulation S) shall be terminated upon the later of (x) 40 days after the Closing Date or (y) receipt by the Certificate Registrar of a written certificate from the Depository, together with copies of certificates substantially in the form of Exhibit H-1 from the Euroclear Operator or Clearstream, certifying that they have received certification of non-United States beneficial ownership substantially in the form of Exhibit H-2 of 100% of the aggregate principal amount of the Regulation S Temporary Global Certificates (except to the extent of any beneficial owners thereof who will take delivery of a beneficial ownership interest in a Rule 144A Global Certificate, as contemplated by Section 3.16). Following the termination of the 40-day distribution compliance period, beneficial interests in the Regulation S Temporary Global Certificates shall be deemed to be automatically exchanged for beneficial interests in permanent Global Certificates (the “Regulation S Permanent Global Certificates”), which will be deposited with

Amended and Restated Trust Agreement

the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee thereof. Upon the authentication of Regulation S Permanent Global Certificates, the Regulation S Temporary Global Certificates shall be deemed to have been cancelled. The aggregate principal amount of the Regulation S Temporary Global Certificates and the Regulation S Permanent Global Certificates may from time to time be increased or decreased by adjustments made on the Certificate Register and the records of the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided. Neither the Certificate Registrar nor the Owner Trustee shall incur any liability for any error or omission of the Depository in making such record adjustments and the Certificate Register shall be controlling with regard to outstanding principal amount of Regulation S Global Certificates hereunder.

(v)           Each Global Certificate shall represent such of the outstanding Book-Entry Certificates as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Book-Entry Certificates from time to time endorsed thereon and that the aggregate amount of outstanding Book-Entry Certificates represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Certificate to reflect the amount of any increase or decrease in the amount of outstanding Book-Entry Certificates represented thereby shall be made by the Certificate Registrar, or by the custodian at the direction of the Certificate Registrar, in accordance with instructions given by the holder thereof as required by Section 3.16.

(vi)           Except as set forth in Section 3.16, the Global Certificates may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

(b)           Temporary Certificates

(i)           Pending the preparation of Definitive Certificates, as provided in Section 3.15, the Owner Trustee may execute, and upon receipt of an order of the Initial Beneficiary, the Certificate Registrar shall authenticate and deliver, such temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Certificates in lieu of which they are issued and with such variations as are consistent with the terms of this Agreement as the officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(ii)           If temporary Certificates are issued, the Certificate Registrar shall cause Definitive Certificates to be prepared without unreasonable delay.  After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office of the Certificate Registrar, without charge to the Certificateholder.  Upon surrender for cancellation of any one or more temporary Certificates, the Certificates shall be executed on behalf of the

Amended and Restated Trust Agreement

Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and the Certificate Registrar shall authenticate and deliver in exchange therefor a like principal amount of Definitive Certificates of authorized denominations.  Until so delivered in exchange, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as Definitive Certificates

Section 3.13   Book-Entry Certificates.

(a)           Generally.  Each Certificate, upon original issuance, shall be issued in the form of a typewritten Certificate or Certificates representing the Book-Entry Certificates, which shall be deposited on behalf of the purchasers of the Certificates represented by such Book-Entry Certificate with the Depository or the Certificate Registrar, as custodian for the Depository, and registered on the Certificate Register in the name of the Depository or a nominee thereof (initially, such nominee to be Cede & Co.).  No Owner shall receive a Definitive Certificate representing such Owner’s interest in such Certificates, except as provided in Section 3.15. Unless and until Definitive Certificates with respect to such Certificates have been issued to such Owners pursuant to Section 3.15, with respect to such Certificates:

(i)           the provisions of this Section 3.13 shall be in full force and effect;

(ii)           the Certificate Registrar, the Paying Agent and the Owner Trustee shall be entitled to deal with the Depository for all purposes of this Agreement (including the payment of distributions on such Certificates and the giving of instructions or directions hereunder) as the sole Holder of such Certificates and shall have no obligation to such Owners;

(iii)           to the extent that the provisions of this Section 3.13 conflict with any other provisions of this Agreement, the provisions of this Section 3.13 shall control;

(iv)           the rights of the Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners and the Depository and/or the Depository Participants, and unless and until Definitive Certificates are issued pursuant to Section 3.15, the initial Depository shall make book-entry transfers between the Depository Participants and receive and transmit payments of distributions on such Certificates to such Depository Participants, pursuant to the Depository Agreement; and

(v)           whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified Percentage Interest, the Depository shall be deemed to represent such Percentage Interest only to the extent that it has (x) received written instructions to such effect from Owners and/or Depository Participants owning or

Amended and Restated Trust Agreement

representing, respectively, such required Percentage Interest and (y) has delivered such instructions to the Owner Trustee and the Certificate Registrar.

(b)           Global Certificates.  This Section 3.13(b) shall apply only to Global Certificates deposited with or on behalf of the Depository.

(i)           The Trust shall execute and the Owner Trustee shall, authenticate and deliver the Rule 144A Global Certificates and the Regulation S Temporary Global Certificates, which (x) shall be registered in the name of the Depository or the nominee of the Depository and (y) shall be delivered by the Certificate Registrar to the Depository or pursuant to the Depository’s instructions held by the Certificate Registrar as custodian for the Depository. The Trust shall execute and the Owner Trustee shall, authenticate and deliver the Regulation S Temporary Global Certificates in accordance with Section 3.12(b).

(ii)           Depository Participants shall have no rights either under this Agreement with respect to any Global Certificate held on their behalf by the Depository or by the Certificate Registrar as custodian for the Depository or under such Global Certificate, and the Depository may be treated by the Trust, the Certificate Registrar and any agent of the Trust or the Certificate Registrar as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trust, the Certificate Registrar or any agent of the Trust or the Certificate Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and the Depository Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Certificate.

(iii)           The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations” and “Instructions to Participants” of Clearstream shall be applicable to interests in the Regulation S Temporary Global Certificates and the Regulation S Permanent Global Certificates that are held by the Depository Participants through Euroclear Operator or Clearstream. The procedures described in this paragraph, to the extent relating to actions to be taken with respect to any Global Certificate shall be the “Applicable Procedures” for such actions.

Section 3.14   Notices to Depository.  With respect to any Certificates issued as Book-Entry Certificates, whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates representing such Certificates shall have been issued to the related Owners pursuant to Section 3.15, the Owner Trustee shall give all such notices and communications specified herein to be given to the related Certificateholders to the Depository and shall have no obligation to such Owners.

Section 3.15   Definitive Certificates.  Except as provided in Section 3.4, if for any Certificates issued as Book-Entry Certificates (a) the Administrator advises the Owner

Amended and Restated Trust Agreement

Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to such Certificates and the Trust is unable to locate a qualified successor; or (b) after the occurrence of an Event of Default under the Indenture or a Servicer Replacement Event under the Sale and Servicing Agreement, Owners representing beneficial interests aggregating at least a majority of the outstanding Note Balance advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of such Owners, then the Depository shall notify all Owners, the Indenture Trustee and the Owner Trustee in writing of the occurrence of any such event and of the availability of Definitive Certificates to such Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Certificates or Certificates representing such Book-Entry Certificates by the Depository, accompanied by registration instructions, the Trust shall execute and the Certificate Registrar shall authenticate the related Definitive Certificates in accordance with the instructions of the Depository. None of the Trust, the Administrator, the Certificate Registrar or the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, the Owner Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders. The Owner Trustee shall not be liable if the Administrator or the Owner Trustee is unable to locate a qualified successor Depository.

Section 3.16   Additional Transfer Restrictions.

(a)           Transfer and Exchange of Global Certificates. The transfer and exchange of Global Certificates or beneficial interests therein shall be effected through the Depository, in accordance with this Agreement and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Certificate in accordance with the transfer restrictions set forth in the legend referred to in Section 3.17. Transfers of beneficial interests in the Global Certificates to Persons required or permitted to take delivery thereof in the form of an interest in another Global Certificate shall be permitted as follows:

(i)           Rule 144A Global Certificate to Regulation S Global Certificate. If, at any time, an Owner of a beneficial interest in a Rule 144A Global Certificate deposited with the Depository (or the Certificate Registrar as custodian for the Depository) wishes to exchange its interest in such Rule 144A Global Certificate for an equivalent interest in a Regulation S Global Certificate, or, to transfer its interest in such Rule 144A Global Certificate to a person who is required or permitted to take delivery thereof in the form of a beneficial interest in a Regulation S Global Certificate, such Owner may, subject to compliance with the procedures described in the next sentence of this Section 3.16(a)(i), exchange or transfer or cause the exchange or transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Global Certificate; provided, however, that such Owner or, in the case of a transfer to another Person, such Person, is not a U.S. Person. Upon receipt by the Certificate Registrar of (1) instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be

Amended and Restated Trust Agreement

credited a beneficial interest in the Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged or transferred, (2) a written order (which may be given electronically if acceptable to the Certificate Registrar) given in accordance with the Applicable Procedures containing information regarding the Depository Participant account and, in the case of a transfer or exchange pursuant to and in accordance with Regulation S, the Euroclear Operator or Clearstream account to be credited with such increase, and (3) a certificate substantially in the form of Exhibit E given by the transferring Owner (in the case of an exchange) or the transferee of such beneficial interest (in the case of a transfer) stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates including in accordance with Regulation S, then the Certificate Registrar shall instruct the Depository to reduce or cause to be reduced the outstanding principal amount of the applicable Rule 144A Global Certificate and to increase or cause to be increased the outstanding principal amount of the applicable Regulation S Global Certificate by the outstanding principal amount of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Regulation S Global Certificate equal to the reduction in the outstanding principal amount of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(ii)           Regulation S Global Certificate to Rule 144A Global Certificate. If, at any time an Owner of a beneficial interest in a Regulation S Global Certificate deposited with the Depository or with the Certificate Registrar as custodian for the Depository wishes to exchange its interest in such Regulation S Global Certificate for an interest in an equivalent Rule 144A Global Certificate or to transfer its interest in such Regulation S Global Certificate to a person who is required or permitted to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Certificate, such Owner shall, subject to the Applicable Procedures, exchange, cause the exchange of or transfer of such beneficial interest for an equivalent beneficial interest in a Rule 144A Global Certificate as provided in this Section 3.16(a)(ii). Upon receipt by the Certificate Registrar of (1) instructions from the Euroclear Operator or Clearstream, if applicable, and the Depository directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Certificate equal to the beneficial interest in the Regulation S Global Certificate to be exchanged or transferred and containing information regarding the participant account with the Depository to be credited with such increase, (2) a written order (which may be given electronically if acceptable to the Certificate Registrar) given in accordance with the Applicable Procedures containing information regarding the participant account of the Depository and (3) a certificate substantially in the form of Exhibit F attached hereto given by the Owner of such beneficial interest, and stating that, (x) in the case of a transfer, the Owner reasonably believes that the Person acquiring such interest in the Rule 144A Global Certificate is a QIB and is

Amended and Restated Trust Agreement

obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable blue sky securities laws of any state of the United States, or that, (y) in the case of an exchange, the Owner is a QIB, then the Certificate Registrar shall instruct the Depository to reduce or cause to be reduced the Percentage Interest of such Regulation S Global Certificate and to increase or cause to be increased the outstanding Percentage Interest of the applicable Rule 144A Global Certificate by the outstanding principal amount of the beneficial interest in the Regulation S Global Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the applicable Rule 144A Global Certificate equal to the reduction in the Percentage Interest of such Regulation S Global Certificate and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Regulation S Global Certificate that is being transferred.

(b)           Transfer and Exchange from Definitive Certificates to Definitive Certificates. When Definitive Certificates are presented by a Holder to the Registrar with a request to register the transfer of Definitive Certificates in the form of other Definitive Certificates, the Certificate Registrar shall register the transfer or make the exchange as requested; provided, however, that the Holder shall (x) satisfy the requirements of Section 3.4 of this Agreement and (y) in the case of a Definitive Certificate that is a Restricted Certificate, such request shall be accompanied by the following information and documents, as applicable:

(i)           if such Restricted Certificate is being delivered to the Certificate Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificate is being transferred to the Depositor, no certification is required; or

(ii)           if such Restricted Certificate is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, an appropriately completed Investment Letter certification to that effect from such Certificateholder.

(c)           Transfer and Exchange of a Definitive Certificate for a Book-Entry Certificate in a Rule 144A Global Certificate. The transfer and exchange of a Definitive Certificate for a beneficial interest in a Rule 144A Global Certificate shall be effected in accordance with this Agreement and the procedures of the Depository therefor. If, at any time a Holder of a Definitive Certificate wishes to transfer its interest in a Certificate to a person who is required or permitted to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Certificate or if such Holder wishes to exchange its Definitive Certificate for a beneficial interest in a Rule 144A Global Certificate, such Holder may, subject to the Applicable Procedures, exchange or cause the exchange of such Definitive Certificate for an equivalent beneficial interest in a Rule 144A Global

Amended and Restated Trust Agreement

Certificate as provided in this Section 3.16(c). Upon receipt by the Certificate Registrar of (1) the Definitive Certificates for registration of transfer or exchange duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Certificate Registrar duly executed by such Holder or by his attorney, duly authorized in writing, (2) the written instructions from the Depository, directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Certificate equal to the Definitive Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (3) a written order (which may be given electronically if acceptable to the Certificate Registrar) given in accordance with the Applicable Procedures containing information regarding the participant account of the Depository, (4) an appropriately completed Investment Letter to that effect given by the proposed transferee, then the Certificate Registrar shall instruct the Depository to increase or cause to be increased the Percentage Interest of the applicable Rule 144A Global Certificate by the Percentage Interest of the Definitive Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such increase, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the applicable Rule 144A Global Certificate equal to the Percentage Interest of such Definitive Certificate being transferred or exchanged.

(d)           Transfer of a Book-Entry Certificate in a Rule 144A Global Certificate or Regulation S Permanent Global Certificate for a Definitive Certificate. Any person having a beneficial interest in a Rule 144A Global Certificate or Regulation S Permanent Global Certificate may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Certificate. Upon receipt by the Certificate Registrar of written instructions or such other form of instructions as is customary for the Depository (or the Euroclear Operator or Clearstream, if applicable), from the Depository or its nominee on behalf of any Person having a beneficial interest in a Rule 144A Global Certificate or Regulation S Permanent Global Certificate, and, in the case of a Restricted Certificate, the following additional information and documents (all of which may be submitted by facsimile):

(i)            if such beneficial interest is being transferred to the Person designated by the Depository as being the Owner, an appropriately completed Investment Letter to that effect from such person; or

(ii)            if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or pursuant to an effective registration statement under the Securities Act, an appropriately completed Investment Letter certification to that effect from the proposed transferee; then the Certificate Registrar shall, in accordance with the standing instructions and procedures existing between the Depository and the Certificate Registrar cause the Percentage Interest of Rule 144A Global Certificates or Regulation S Permanent Global Certificates, as applicable, to be reduced accordingly and, following such reduction, the Owner Trustee shall execute and the Certificate

Amended and Restated Trust Agreement

Registrar shall authenticate and deliver to the transferee a Definitive Certificate in the appropriate Percentage Interest.

Definitive Certificates issued in exchange for a Book-Entry Certificate in a Rule 144A Global Certificate or Regulation S Permanent Global Certificate, as applicable, pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Certificate Registrar. The Certificate Registrar shall deliver such Definitive Certificates to the persons in whose names such Certificates are so registered. Following any such issuance of Definitive Certificates, the Certificate Registrar shall instruct the Depository to reduce or cause to be reduced the Percentage Interest of the applicable Global Certificate to reflect the transfer.  For the avoidance of doubt, in no event may a person exchange a beneficial interest in a Regulation S Temporary Global Certificate for a Definitive Certificate until the expiration of the “40-day distribution compliance period” described in Section 3.12, upon the expiration of which the Regulation S Temporary Global Certificate will be deemed to be automatically exchanged for a Regulation S Permanent Global Certificate.

(e)           Restrictions on Transfer and Exchange of Global Certificates. Notwithstanding any other provision of this Agreement, a Global Certificate may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

Section 3.17   Additional Legending of the Certificates.

(a)           Except as permitted by the following paragraph (b):

(i)           each Global Certificate shall bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(ii)           each Regulation S Global Certificate shall bear a legend in substantially the following form:

“THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE IS A “TEMPORARY GLOBAL CERTIFICATE” FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND UPON THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE

Amended and Restated Trust Agreement

PERIOD AS DESCRIBED IN SECTION 3.12(A) OF THE TRUST AGREEMENT, THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE DEEMED TO HAVE BEEN AUTOMATICALLY EXCHANGED FOR INTERESTS IN REGULATION S PERMANENT GLOBAL CERTIFICATES.  AFTER SUCH DEEMED EXCHANGE, THE REGULATION S PERMANENT GLOBAL CERTIFICATES WILL BE EXCHANGEABLE FOR INTERESTS IN OTHER GLOBAL CERTIFICATES AND DEFINITIVE CERTIFICATES SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN AND IN THE TRUST AGREEMENT.”

(b)           Upon any sale or transfer of a Restricted Certificate (including any Restricted Certificate represented by a Global Certificate) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

(i)           in the case of any Restricted Certificate that is a Definitive Certificate, the Certificate Registrar shall permit the Holder thereof to exchange such Restricted Certificate for a Definitive Certificate that does not bear the legend set forth in (a) above and rescind any restriction on the transfer of such Restricted Certificate upon receipt of a certification from the transferring holder and an appropriately completed Investment Letter to that effect from the proposed transferee; and

(ii)           in the case of any Restricted Certificate represented by a Global Certificate, such Restricted Certificate shall not be required to bear the Restricted Certificate Legend set forth herein, but shall continue to be subject to the provisions of Section 3.16(a) and (b); provided, however, that with respect to any request for an exchange of a Restricted Certificate that is represented by a Global Certificate for a Definitive Certificate that does not bear the legend set forth in (a) above, which request is made in reliance upon Rule 144 under the Securities Act, the holder thereof shall certify in writing to the Certificate Registrar that such request is being made pursuant to Rule 144 under the Securities Act and deliver an appropriately completed Investment Letter to that effect from the proposed transferee.

(c)           The initial purchasers shall not be required to deliver, and none of the Issuing Entity, the Owner Trustee nor the Certificate Registrar shall demand therefrom, any of the certifications or opinions described herein in connection with the initial issuance of the Certificates and the delivery thereof by the Trust on the effective date hereof, including with respect to the issuance and delivery of Certificates that are Restricted Certificates.

Amended and Restated Trust Agreement

ARTICLE IV

ACTIONS BY OWNER TRUSTEE AND CERTIFICATEHOLDERS

Section 4.1   Prior Notice with Respect to Certain Matters.

(a)           With respect to the following matters, the Owner Trustee shall not take action unless at least thirty (30) days before the. taking of such action, the Owner Trustee shall have notified the Certificateholders of record as of the preceding Record Date in writing of the proposed action and such Certificateholders shall not have notified the Owner Trustee in writing prior to the thirtieth (30th) day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(i)           the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Loans) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection on the Loans);

(ii)           the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Act);

(iii)           the amendment of any Basic Document in circumstances where the consent of any Noteholder or the Indenture Trustee is required;

(iv)           the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders;

(v)           the appointment pursuant to the Indenture of a successor Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable;

(vi)           the consent to the calling or waiver of any default of any Basic Document;

(vii)           the consent to the assignment by the Indenture Trustee or Servicer of their respective obligations under any Basic Document, unless permitted in the Basic Documents;

(viii)           except as provided in Article IX hereof, the dissolution, termination or liquidation of the Trust in whole or in part;

(ix)           the merger, conversion, or consolidation of the Trust with or into any other entity, or the conveyance or transfer of all or substantially all of the Trust’s assets to any other entity;

Amended and Restated Trust Agreement

(x)           the incurrence, assumption or guaranty of any indebtedness other than as set forth in this Agreement or the Basic Documents;

(xi)           the confession of a judgment against the Trust;

(xii)           the possession of Trust assets, or the assignment of the Trust’s right to property, for other than a Trust purpose;

(xiii)           the lending by the Trust of any funds to any entity, unless permitted in the Basic Documents;

(xiv)           any change to the Trust’s purpose and powers from those set forth in this Agreement;

(xv)           any act that conflicts with any other Basic Document; or

(xvi)           any act that would make it impossible to carry on the ordinary business of the Trust as described in Section 2.3 hereof.

(b)           The Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall not pay the indebtedness, operating expenses and liabilities of any other entity. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Initial Beneficiary and the Servicer.

Section 4.2   Separateness of the Trust and the Initial Beneficiary.  The Trust shall engage only in the following activities: (i) acquiring, owning and pledging the Loans; (iii) issuing, securing and paying the Notes and the Trust Certificates; and (ii) engaging in activities incidental to and necessary to accomplish the foregoing, including, without limitation, funding, purchasing, owning, investing proceeds and selling the Notes. The operations of the Trust shall be conducted in accordance with the following standards:

(a)           Except as otherwise expressly provided in the Basic Documents, the Initial Beneficiary nor any other holder of a Trust Certificate shall have any authority to act for, or to assume any obligation or responsibility on behalf of, the Trust.

(b)           The Trust shall keep correct and complete books and records of the accounts and minutes of the meetings and other proceedings of the Trust and any agents, separate from those of the Initial Beneficiary or any subsidiary, affiliate or separate account of either. Any such resolutions, agreements and other instruments shall be continuously maintained as official records by the Trust.

(c)           Subject to Section 2.5, each of the Initial Beneficiary and the Trust shall provide for its own operating expenses and liabilities from its own funds. General overhead and administrative expenses of the Trust shall not be charged or otherwise allocated to Initial Beneficiary (except indirectly, insofar as the Initial Beneficiary owns

Amended and Restated Trust Agreement

any of the Trust Certificates) and such expenses of the Initial Beneficiary shall not be charged or otherwise allocated to the Trust.

(d)           The Trust shall conduct its business under names or trade names so as not to mislead others as to the identity of the Trust. Without limiting the generality of the foregoing, all oral and written communications, including letters, invoices, contracts, statements and applications, shall be made solely in the name of the Trust (or addressed to the Trust, as applicable) if related to the Trust. The Initial Beneficiary and the Trust each shall have separate stationery, checks, invoices and other business forms.

(e)           The Trust shall be adequately capitalized for the conduct of its business and in light of its purposes.

(f)           There shall be no guarantees made by the Trust with respect to obligations of the Initial Beneficiary. There shall not be any indebtedness among the Trust and the Initial Beneficiary. The Trust shall not hold itself out to be responsible for the debts and obligations of the Initial Beneficiary or any other entity.

(g)           The Trust shall maintain its assets in such a manner that it shall not be costly or difficult to ascertain or otherwise identify its individual assets and liabilities from those of any other entity.

(h)           The Trust shall not commingle or pool its funds or other assets with those of the Initial Beneficiary or any other entity and shall not maintain any joint bank accounts with the Initial Beneficiary.

(i)           The Trust shall act solely in its name and through its or the Owner Trustee’s duly authorized officers or agents in the conduct of its business and enter into transactions and agreements with the Initial Beneficiary solely on an arm’s length basis. The Trust shall not: (i) operate or purport to operate as an integrated, single economic unit with respect to the Initial Beneficiary or any other entity; (ii) seek or obtain credit or incur any obligation to any third party based upon the assets of the Initial Beneficiary or any other entity; or (iii) induce any such third party to reasonably rely on the creditworthiness of the Initial Beneficiary or any other affiliated or unaffiliated entity. The Trust shall correct any known misunderstanding or misrepresentation with respect to its separate identity.

(j)           The Initial Beneficiary shall maintain an office separate from that of the Trust. Such business office may be a separately allocated and. identifiable office space within the business offices of any of the others, provided that the name of the Initial Beneficiary and the Trust is posted upon the directory of organizations occupying such building. Each of the Initial Beneficiary and the Trust shall maintain a telephone number that is different from that of each other such party.

(k)           The Trust shall not incur any debt or other obligations other than that contemplated herein or in the Basic Documents.

Amended and Restated Trust Agreement

(l)           The Trust shall not merge with or assent to its acquisition by or of another entity unless the Rating Agencies have been given notice of such merger or acquisition and such merger or acquisition shall not result in downgrade or withdrawal of the ratings of the Notes.

(m)           Notwithstanding anything to the contrary in this Agreement, the Trust shall comply with its obligations and responsibilities under the Basic Documents and will not do any act in contravention of the Basic Documents.

Section 4.3   Action by Certificateholders with Respect to Certain Matters.  The Owner Trustee shall not have the power, except upon the written direction of the Certificateholders holding a majority of the Percentage Interest, to (a) remove the Administrator under the Administration Agreement pursuant thereto, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer under the Sale and Servicing Agreement pursuant thereto, (d) amend the Sale and Servicing Agreement pursuant thereto, or (e) except as expressly provided in the Basic Documents, sell the Loans after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

Section 4.4   Action by Certificateholders with Respect to Bankruptcy.  The Owner Trustee shall not have the power to (a) remove or replace the Indenture Trustee, (b) institute proceedings to have the Trust declared or adjudicated a bankruptcy or insolvent, (c) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (d) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (e) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust, (f) make any assignment for the benefit of the Trust’s creditors, (g) cause the Trust to admit in writing its inability to pay its debts generally as they become due, or (h) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”) without the unanimous prior approval of all Certificateholders and the delivery to the Owner Trustee by each such Certificateholder of a certification certifying that such Certificateholder reasonably believes that the Trust is insolvent, and to the extent otherwise consistent with the Basic Documents.

Section 4.5   Restrictions on Certificateholders’ Power.  The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action (a) if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3, (b) that, for federal, state or local income, single business or franchise tax purposes, would cause the Trust to be treated as an association (or a publicly-traded partnership) taxable as a corporation; nor shall the Owner Trustee be obligated to follow any such direction, if given.  With respect to any direction of the Certificateholders, the Certificateholders shall be required to certify as to the compliance with Section 4.5 and the Owner Trustee shall be entitled to conclusively rely on any such certificate.

Section 4.6   Majority Control.  Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the

Amended and Restated Trust Agreement

Certificateholders holding not less than a majority of the Percentage Interest. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement may be in electronic form and shall be effective if signed or authorized by Certificateholders holding not less than a majority of the Percentage Interest at the time of the delivery of such notice.

Section 4.7   Rule 144A.  At any time that the Trust is not a reporting company under Section 13 or Section 15(d) of the Exchange Act, or is exempt from reporting pursuant to Rule 12g3-2(b) of the Exchange Act, the Initial Beneficiary, upon request by a Certificateholder and at the expense of such Certificateholder, shall furnish to such Certificateholder and to any prospective purchaser of the Certificates from such Certificateholder, any information to be delivered under Rule 144A(d)(4) under the Securities Act.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.1   Establishment of Certificate Distribution Account.

(a)           The Paying Agent, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an account (the “Certificate Distribution Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The title of the Certificate Distribution Account shall be “Huntington Auto Trust 2012-2: Certificate Distribution Account for the benefit of the Certificateholders”.  The Paying Agent shall notify the Servicer and the Indenture Trustee of the location of the Certificate Distribution Account.

(b)           The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Paying Agent for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Paying Agent shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account, as applicable, as an Eligible Account and shall transfer any cash or any investments to such new Certificate Distribution Account, as applicable.

Section 5.2   Application of Trust Funds.

(a)           The Paying Agent shall deposit, or cause to be deposited, in the Certificate Distribution Account all funds received by the Trust pursuant to Section 5.06(a) and (b) of the Sale and Servicing Agreement.  All funds held in the Certificate Distribution Account shall be held uninvested pending distribution to the Certificateholders.

(b)           Notwithstanding any provision of this Agreement to the contrary, on the Closing Date the Paying Agent on behalf of the Trust shall remit to the Reserve Account

Amended and Restated Trust Agreement

created under the Sale and Servicing Agreement (to the extent that the Issuing Entity has received sufficient funds from net proceeds of the issuance of the Notes) an amount equal to the Initial Reserve Account Deposit Amount.

(c)           On each Payment Date, the Paying Agent shall send to each Certificateholder the statement or statements provided to the Paying Agent by the Servicer pursuant to the Sale and Servicing Agreement with respect to such Payment Date.

(d)           In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this Section. The Owner Trustee or Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee or the Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings, provided they shall have no obligation to do so). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Owner Trustee or the Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph.

(e)           Any Holder of a Trust Certificate that is a United States person (as defined in Section 7701(a)(30) of the Code) shall, on or prior to the date that such Holder becomes a Holder, (i) provide the Owner Trustee and the Paying Agent with Internal Revenue Service Form W-9 (or successor form) or (ii) notify the Owner Trustee and the Paying Agent that it is exempt from backup withholding.  Any such Holder agrees by its acceptance of a Trust Certificate that, upon request of the Issuing Entity, the Owner Trustee or the Paying Agent, to provide like certification or notification on an ongoing basis and to notify the Owner Trustee or Paying Agent should subsequent circumstances render such forms or exemptions incorrect or invalid.  The Owner Trustee and the Paying Agent shall be fully protected in relying upon, and each Holder by its acceptance of a Trust Certificate hereunder agrees to indemnify and hold the Owner Trustee and the Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Owner Trustee’s and the Paying Agent’s reliance upon, any documents, forms or information provided by any such Holder to the Issuing Entity, the Owner Trustee or the Paying Agent pursuant to this Section 5.2.

(f)           Any Holder of a Trust Certificate that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall, on or prior to the date such Holder becomes a Holder, (a) so notify the Owner Trustee and the Paying Agent, (b) (i) provide the Owner Trustee and the Paying Agent with Internal Revenue Service Form W-8BEN, Form W-8ECI or other applicable Internal Revenue Service Form W-8 (or successor forms) (or any other certification or information required to be provided in order to avoid withholding under the Code), as appropriate, or (ii) notify the Owner Trustee and the Paying Agent that it is not entitled to an exemption from United States withholding tax or

Amended and Restated Trust Agreement

a reduction in the rate thereof on payments of interest. Any such Holder agrees by its acceptance of a Trust Certificate, on an ongoing basis, to provide like certification for each taxable year and to notify the Owner Trustee and the Paying Agent should subsequent circumstances arise affecting the information provided the Owner Trustee or the Paying Agent in clauses (a) and (b) above. The Owner Trustee and the Paying Agent shall be fully protected in relying upon, and each Holder by its acceptance of a Trust Certificate hereunder agrees to indemnify and hold the Owner Trustee and the Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Owner Trustee’s and the Paying Agent’s reliance upon any documents, forms or information provided by any Holder to the Owner Trustee or the Paying Agent.

Section 5.3   Method of Payment.  Subject to Section 6.1(c), distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar and the Paying Agent appropriate written instructions at least five (5) Business Days prior to such Payment Date, or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register; provided, however, that, with respect to Book-Entry Certificates registered on the applicable Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.) for which Definitive Certificates have not been issued, payment shall be made by wire transfer in immediately available funds to Cede & Co., for further credit to the account designated by such Holder.

Section 5.4   Accounting and Reports to Certificateholders, the Internal Revenue Service and Others.  The Administrator on behalf of the Trust shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the cash method of accounting, (b) deliver to the Certificateholders, as may be required by the Code and applicable Treasury Regulations or otherwise, such information provided to it as may be required to enable the Certificateholders to prepare their respective federal income tax returns, (c) file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust’s characterization as, for so long as the Initial Beneficiary is the sole Certificateholder, a division or branch of the Initial Beneficiary and, if not, as determined by the Initial Beneficiary for federal income tax purposes, in all such cases on forms prepared by the Administrator, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax required to be withheld by the Owner Trustee or the Paying Agent in accordance with Section 5.2(d) with respect to income or distributions to the Certificateholders.

Section 5.5   Signature on Returns, Tax Matters Partner.  The Owner Trustee shall sign on behalf of the Trust any and all tax returns of the Trust that are prepared and delivered to it for execution by the Administrator, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Initial Beneficiary if the Initial Beneficiary is a Certificateholder at the applicable time.  To the extent that the Trust is treated as a partnership, the Initial Beneficiary shall be the “tax matters partner” of the Trust pursuant to the Code if the Initial Beneficiary is a Certificateholder at the

Amended and Restated Trust Agreement

applicable time.  If the Initial Beneficiary is not a Certificateholder at the applicable time, the “tax matters partner” of the Trust shall be the partner with the largest percentage interest in the Certificates.  Under no circumstances shall the Owner Trustee be the “tax matters partner” of the Trust.

Section 5.6   Sarbanes-Oxley Act.  Notwithstanding anything to the contrary herein or in any Basic Document, the Owner Trustee shall not be required to execute, deliver or certify in accordance with the provisions of the Sarbanes-Oxley Act on behalf of the Trust or any other Person, any periodic reports filed pursuant to the 1934 Securities Exchange Act, or any other documents pursuant to the Sarbanes-Oxley Act, as amended.

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.1   Duties of Owner Trustee.

(a)           The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement and the other Basic Documents, including the administration of the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement.  No implied covenants or obligations shall be read into this Agreement.

(b)           Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any other Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement and shall have no duty to monitor the Administrator.

(c)           The Owner Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Owner Trustee shall not be bound to make any investigation into any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document.

(d)           The Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)           this Section 6.1(d) shall not limit the effect of Section 6.1(a) or (b);

(ii)           the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts; and

Amended and Restated Trust Agreement

(iii)           the Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.1, 4.3, 4.4 or 6.4.

(e)           Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and the Indenture and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

(f)           The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.3 or (ii) would result in the Trust’s becoming taxable as a corporation for federal income tax purposes.

(g)           The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.1.

Section 6.2   Rights of Owner Trustee.  The Owner Trustee is authorized and directed to execute and deliver the Basic Documents and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in such form as the Initial Beneficiary shall approve as evidenced conclusively by the Owner Trustee’s execution thereof.  In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents.  The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

Section 6.3   Acceptance of Trusts and Duties.  Except as otherwise provided in this Article VI, in accepting the trusts hereby created, the Owner Trustee acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.  The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement.  The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Estate upon the terms of the other Basic Documents and this Agreement.  The Owner Trustee shall not be liable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own willful misconduct or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.6 and expressly made by the Owner Trustee.  In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)           the Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Loan held by the Trust, or the perfection and priority of any security interest created by any such Loan in any Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the distributions and payments to be made to the Certificateholders under this Agreement or to Noteholders under the

Amended and Restated Trust Agreement

Indenture, including, without limitation: the existence and contents of any such Loan on any computer or other record thereof; the validity of the assignment of any such Loan to the Trust or of any intervening assignment; the completeness of any such Loan; the performance or enforcement of any such Loan; the compliance by the Loan Seller or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee;

(b)           the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Servicer, the Administrator, the Initial Beneficiary or any Certificateholder;

(c)           no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)           under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or any amounts payable with respect to the Residual Interest;

(e)           the Owner Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by the Initial Beneficiary or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the other Basic Documents, the Notes or of any Loans held by the Trust or any related documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

(f)           the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee, the Initial Beneficiary or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement; and

(g)           the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to

Amended and Restated Trust Agreement

it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby.  The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

(h)           The Owner Trustee shall not be liable (i) for any losses due to forces beyond the control of the Owner Trustee, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Owner Trustee by third parties caused by such events or (ii) for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits.

Section 6.4   Action upon Instruction by Certificateholder.

(a)           Subject to Section 4.5, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust.

(b)           Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

(c)           Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or the other Basic Documents, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and, to the extent the Owner Trustee acts in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable on account of such action to any Person.  If the Owner Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, and the Owner Trustee shall have no liability to any Person for any such action or inaction.

Section 6.5   Furnishing of Documents.  The Owner Trustee shall furnish (a) to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents and (b) to the Noteholders and the Certificateholders, promptly upon receipt of a written request therefor, copies of the Asset Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Indenture and this Agreement.

Amended and Restated Trust Agreement

Section 6.6   Representations and Warranties of Owner Trustee.  The Owner Trustee hereby represents and warrants to the Initial Beneficiary, for the benefit of the Certificateholders, that:

(a)           It is a national banking association duly organized and validly existing under the laws of the United States.

(b)           It has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.  The eligibility requirements set forth in Section 6.13 are satisfied with respect to it.

(c)           The execution, delivery and performance by it of this Agreement (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Owner Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Owner Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Owner Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Owner Trustee’s performance or ability to perform its duties as Owner Trustee under this Agreement or on the transactions contemplated in this Agreement.

(d)           The execution, delivery and performance by the Owner Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which the Trust was formed.

(e)           This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f)           There are no pending or, to the best of its knowledge, threatened actions or proceedings against the Owner Trustee before any court, administrative agency or tribunal which, if determined adversely to it, would materially and adversely affect its ability, either in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under this Agreement or the Basic Documents.

Section 6.7   Reliance, Advice of Counsel.

(a)           The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report,

Amended and Restated Trust Agreement

opinion, bond or other document or paper (whether in its original or facsimile form) believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)           In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Owner Trustee with reasonable care; and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Basic Document.

Section 6.8   Owner Trustee May Own the Residual Interest and Notes.  The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Residual Interest or Notes and may deal with the Initial Beneficiary, the Administrator, the Indenture Trustee and the Servicer in transactions in the same manner as it would have if it were not the Owner Trustee.

Section 6.9   Compensation and Indemnity.  The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Initial Beneficiary and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer for its other expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Servicer shall indemnify the Owner Trustee and its successors, assigns, agents, servants, officers, directors and employees in accordance with the provisions of Section 7.02 of the Sale and Servicing Agreement. To the extent these fees and indemnification amounts are not paid by the Servicer, they will be paid out of Available Funds as described in the Sale and Servicing Agreement. The indemnities contained in this Section 6.9 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. Any amounts paid to the Owner Trustee pursuant to this Section 6.9 shall be deemed not to be a part of the Trust Estate immediately after such payment.

Amended and Restated Trust Agreement

Section 6.10   Replacement of Owner Trustee.

(a)           The Owner Trustee may at any time give notice of its intent to resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator; provided that no such resignation shall become effective, and the Owner Trustee shall not resign, prior to the time set forth in Section 6.10(c). The Administrator may appoint a successor Owner Trustee by delivering written instrument, in duplicate, to the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice, the resigning Owner Trustee giving such notice may petition at the expense of the Servicer any court of competent jurisdiction for the appointment of a successor Owner Trustee. The Depositor or the Administrator shall remove the Owner Trustee if:

(i)           the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 6.13 and shall fail to resign after written request therefor by the Administrator;

(ii)           the Owner Trustee shall be adjudged bankrupt or insolvent;

(iii)           a receiver or other public officer shall be appointed or take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iv)           the Owner Trustee shall otherwise be legally incapable of acting.

(b)           If the Owner Trustee resigns or is removed or if a vacancy exists in the office of Owner Trustee for any reason the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee) and shall pay all fees owed to the outgoing Owner Trustee.

(c)           Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 6.10 shall not become effective, and no such resignation shall be deemed to have occurred, until a written acceptance of appointment is delivered by the successor Owner Trustee to the outgoing Owner Trustee and the Administrator, and all fees and expenses due to the outgoing Owner Trustee are paid. Any successor Owner Trustee appointed pursuant to this Section 6.10 shall be eligible to act in such capacity in accordance with Section 6.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

(d)           The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents, computer files and statements and monies held by it under this Agreement. The Administrator and the

Amended and Restated Trust Agreement

predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

(e)           Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 6.10, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee and the Rating Agencies.

Section 6.11   Merger or Consolidation of Owner Trustee.  Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 6.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

Section 6.12   Appointment of Co-Trustee or Separate Trustee.

(a)           Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate or any of the Dealers may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 6.12, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 6.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 6.10.

(b)           Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

Amended and Restated Trust Agreement

(ii)           no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)           the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)           Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

(d)           Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.13   Eligibility Requirements for Owner Trustee.  The Owner Trustee shall at all times satisfy the requirements of Section 26(a)(1) of the Investment Company Act. The Owner Trustee shall at all times: (a) be authorized to exercise corporate trust powers; (b) have an aggregate capital, surplus and undivided profits of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (c) have (or have a parent which has) a long-tern unsecured debt rating of at least Baa3 by Moody’s and at least BBB- by Fitch. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 6.13, the aggregate capital, surplus and undivided profits of such corporation shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 6.13, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 6.10. Notwithstanding any other term or provision of this Agreement, the Owner Trustee shall comply at all times with subsection (a)(4)(i) of Rule 3a-7 of the Investment Company Act. At all times, at least one trustee of the Trust shall satisfy the requirements of Section 3807(a) of the Statutory Trust Act.

Section 6.14   Withholding Certificate. Prior to the first payment by the Servicer on the Conveyed Assets, the Administrator, on behalf of the Trust, shall deliver the Servicer a properly completed and executed Internal Revenue Service Form W-9.

Amended and Restated Trust Agreement

ARTICLE VII

DISSOLUTION / TERMINATION

Section 7.1   Dissolution / Termination.

(a)           The Trust shall dissolve in accordance with Section 3808 of the Statutory Trust Act immediately prior to the date upon which is to occur the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Transfer and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholders shall not (x) operate to terminate this Agreement or the Trust or (y) entitle any Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)           Upon dissolution of the Issuing Entity, the Administrator shall wind up the business and affairs of the Issuing Entity as required by Section 3808 of the Statutory Trust Act. Upon the satisfaction and discharge of the Indenture, and receipt of a certificate from the Indenture Trustee stating that all Noteholders have been paid in full and that the Indenture Trustee is aware of no claims remaining against the Issuing Entity in respect of the Indenture and the Notes, the Administrator, in the absence of actual knowledge of any other claim against the Issuing Entity, shall be deemed to have made reasonable provision to pay all claims and obligations (including conditional, contingent or unmatured obligations) for purposes of Section 3808(e) of the Statutory Trust Act and upon the written direction of the Certificateholders the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act, at which time the Issuing Entity shall terminate and this Agreement (other than Section 6.9) shall be of no further force or effect.

(c)           Except as provided in Section 6.3(a), none of the Initial Beneficiary or the Certificateholders shall be entitled to revoke or terminate the Trust.

ARTICLE VIII

AMENDMENTS

Section 8.1   Amendments Without Consent of Certificateholders.

(a)           This Agreement may be amended by the Initial Beneficiary and the Owner Trustee without the consent of any of the Noteholders (but with prior notice to the Rating Agencies) to:

(i)           cure any ambiguity;

Amended and Restated Trust Agreement

(ii)           correct or supplement any provisions in this Agreement that may be defective or inconsistent with any other provision in this Agreement;

(iii)           add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any Certificateholders (provided, that if any such addition shall affect any series of class of Certificateholders differently than any other series or class of Certificateholders, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any series or class of Certificateholders);

(iv)           add to the covenants, restrictions or obligations of the Initial Beneficiary or the Owner Trustee;

(v)           evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Trust Estate and add to or change any provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee pursuant to Article VI;

(vi)           restrict transfers of the Trust Certificates (or interest therein) or as otherwise required to prevent the Trust from being treated as a “publicly traded partnership” under Section 7704 of the Code;

(vii)           add provisions to, delete or modify the existing provisions of this Agreement as appropriate to allow the Trust to acquire and issue securities backed by any assets other than the Conveyed Assets, subject to satisfaction of the Rating Agency Condition with respect thereto; or

(viii)           add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of the Certificateholders.

(b)           The consent of the Certificateholders shall be deemed to have been given if the Initial Beneficiary does not receive a written objection from such Person within 10 Business Days after a written request for consent shall have been given.

Section 8.2   Amendments With Consent of the Noteholders and the Certificateholders.

(a)           This Agreement may be amended from time to time by the Initial Beneficiary and the Owner Trustee with the consent of the Noteholders representing a majority of the outstanding Note Balance of the Controlling Class (unless, as evidenced by an Opinion of Counsel, such amendment shall not materially and adversely affect the interests of the Noteholders), and the consent of the Certificateholders (unless, as evidenced by an Opinion of Counsel, such amendment shall not materially and adversely affect the interests of the Certificateholders) (which consent, whether given pursuant to this Section 8.2 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Persons and on all future Noteholders and Certificateholders, whether or not notation of such consent is made upon the Notes or the Trust Certificates

Amended and Restated Trust Agreement

for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders and Certificateholders); provided, however, that no amendment may increase or reduce in any manner the amount of, or accelerate or delay the timing of, collection on payments on the Trust Estate or payments that are required to be made for the benefit of the Noteholders without the consent of each Noteholder.

(b)           Notwithstanding the foregoing, this Agreement may not be amended in any way that would: (i) materially and adversely affect the Owner Trustee’s own rights, privileges, indemnities, duties or obligations under this Agreement, the other Basic Documents or otherwise without the prior written consent of the Owner Trustee; or (ii) significantly change the permitted activities or powers of the Issuing Entity even if such amendment would not have an adverse effect on the Holders of the Notes, without the consent of the Holders representing a majority of the Note Balance.  The Owner Trustee may request an officer’s certificate from a Responsible Officer of the Initial Beneficiary certifying that any amendment does not have an adverse effect on the Holders of the Notes or that the consent of the Holders representing a majority of the Note Balance has been obtained, which officer’s certificate may be conclusively relied upon by the Owner Trustee.

Section 8.3   Form of Amendments.

(a)           Prior to the execution of any amendment to this Agreement, the Initial Beneficiary shall provide each Rating Agency with written notice of the substance of such amendment. Promptly after the execution of any amendment, the Owner Trustee shall furnish a copy of such amendment to each Rating Agency, the Owner Trustee and the Indenture Trustee.  It shall be a condition of the execution and delivery of any amendments to be entered into pursuant to this Article that the Rating Agency Condition be satisfied with respect to such amendment.

(b)           It shall not be necessary for the consent of Noteholders or the Certificateholders pursuant to Section 8.2 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such Person consents to the substance thereof.  The manner of obtaining such consents (and any other consents of Noteholders and the Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Noteholders and the Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(c)           Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Amended and Restated Trust Agreement

ARTICLE IX

MISCELLANEOUS

Section 9.1   No Legal Title to Trust Estate.  The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and VII.  No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholders to and in their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

Section 9.2   Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Initial Beneficiary, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 9.3   Notices.  All demands, notices and communications upon or to the Initial Beneficiary, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee or the Rating Agencies or Certificateholders under this Agreement shall be delivered as specified in Section 10.03 of the Sale and Servicing Agreement.

Section 9.4   Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the rights of the Certificateholders.

Section 9.5   Counterparts.  This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.6   Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Initial Beneficiary, the Owner Trustee and Certificateholders and their respective successors and permitted assigns, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 9.7   Nonpetition Covenant.  The Owner Trustee, by entering into this Agreement, and each Noteholder and the Certificateholders, by accepting the benefits of this Agreement, hereby covenant and agree that it shall not prior to the date which is one year and one day after the termination of the Trust and with respect to the Initial Beneficiary, of each other such trust formed by the Initial Beneficiary, acquiesce, petition or otherwise invoke or

Amended and Restated Trust Agreement

cause the Initial Beneficiary or the Trust to invoke in any court or government authority for the purpose of commencing or sustaining a case against the Initial Beneficiary or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Initial Beneficiary or the Trust or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Initial Beneficiary or the Trust.

Section 9.8   No Recourse.  Each Certificateholder acknowledges that the Residual Interest represents an undivided ownership interest in the Trust only and does not represent interests in or obligations of the Initial Beneficiary, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the other Basic Documents.

Section 9.9   Headings.  The headings herein are for purposes of reference only and shall not affect the meaning or interpretation of any provision hereof.

Section 9.10      Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.11          Indemnification by and Reimbursement of the Servicer.  The Owner Trustee further acknowledges and accepts the conditions and limitations with respect to the Servicer’s obligation to indemnify, defend and hold the Owner Trustee harmless as set forth in Section 7.02 of the Sale and Servicing Agreement.

Section 9.12          Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address in Section 10.03 of the Sale and Servicing Agreement; and

Amended and Restated Trust Agreement

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Section 9.13   Information Requests.  The parties hereto shall provide any information reasonably requested by Huntington, the Servicer, the Trust, the Initial Beneficiary or any of their Affiliates at the expense of Huntington, the Servicer, the Trust, the Initial Beneficiary or any of their Affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Section 9.14   Form 10-D and Form 10-K Filings.  (i) No later than each Payment Date, the Owner Trustee shall notify the Initial Beneficiary of any Form 10-D Disclosure Item with respect to the Owner Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Initial Beneficiary; and (ii) no later than March 15th of each calendar year, commencing March 15, 2013, the Owner Trustee shall notify the Initial Beneficiary in writing of any affiliations or relationships between the Owner Trustee and any Item 1119 Party; provided, that (except as provided in the following sentence) no such notification need be made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year. Notwithstanding the foregoing, on or before March 15 of each calendar year for so long as the Trust is in existence, commencing on March 15, 2013, the Owner Trustee shall deliver to the Initial Beneficiary the certification substantially in the form attached hereto as Exhibit C or such form as mutually agreed upon by the Initial Beneficiary and the Owner Trustee regarding any affiliations or relationships (as contemplated in Item 1119 of Regulation AB) between the Owner Trustee and any Item 1119 Party and any Form 10-D Disclosure Item.

[SIGNATURES APPEAR ON NEXT PAGE]

Amended and Restated Trust Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

HUNTINGTON FUNDING, LLC as Initial Beneficiary By: /S/ Edward J. Kane Name: Edward J. Kane Title: Vice President and Treasurer

[Additional Signature Pages Follow]

[Signature Page to Amended and Restated Trust Agreement – Huntington Auto Trust 2012-2]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Owner Trustee By: /s/ Adam B. Scozzafava Name: Adam B. Scozzafava Title: Assistant Vice President

[Additional Signature Pages Follow]

[Signature Page to Amended and Restated Trust Agreement – Huntington Auto Trust 2012-2]

In acknowledgement of its obligations as Servicer and
Administrator, including, but not limited to, its
obligations under Section 6.9:

THE HUNTINGTON NATIONAL BANK,
not in its individual capacity but solely
as Servicer and Administrator

By:                /s/ Donald R. Kimble
Name:  Donald R. Kimble
Title:     Senior Executive Vice President

[Additional Signature Page Follows]

[Signature Page to Amended and Restated Trust Agreement – Huntington Auto Trust 2012-2]

In acknowledgement of its obligations as Paying Agent
and Certificate Registrar:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but solely
as Paying Agent and Registrar

By:               /s/ Louis Bodi
Name: Louis Bodi
Title: Vice President

By:              /s/ Mark Esposito
Name: Mark Esposito
Title:  Assistant Vice President

[Signature Page to Amended and Restated Trust Agreement – Huntington Auto Trust 2012-2]

EXHIBIT A

FORM OF TRUST CERTIFICATE

THIS TRUST CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 AUTO LOAN ASSET BACKED NOTES, CLASS A-2 AUTO LOAN ASSET BACKED NOTES, CLASS A-3 AUTO LOAN ASSET BACKED NOTES, CLASS A-4 AUTO LOAN ASSET BACKED NOTES, CLASS B AUTO LOAN ASSET BACKED NOTES, CLASS C AUTO LOAN ASSET BACKED NOTES AND CLASS D AUTO LOAN ASSET BACKED NOTES ISSUED PURSUANT TO THE “HUNTINGTON AUTO TRUST 2012-2”.

THE TRUST CERTIFICATES MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DEFINED IN SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, (III) AN ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY (EACH, A “BENEFIT PLAN”).  BY ACCEPTING AND HOLDING A TRUST CERTIFICATE, THE HOLDER THEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

THIS TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR AN INTEREST IN THE HUNTINGTON NATIONAL BANK.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

THIS TRUST CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE ISSUING ENTITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).

THIS TRUST CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (1) TO AN INSTITUTIONAL ACCREDITED INVESTOR, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (EXCEPT AS PROVIDED OTHERWISE IN THE INDENTURE), WHO, IN EITHER CASE, IS A SINGLE “BENEFICIAL OWNER” FOR PURPOSES OF SECTION 3(c)(1) OF THE 1940 ACT OR (3) TO A PERSON THAT IS NOT A “U.S. PERSON” WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT.  THE CERTIFICATE REGISTRAR SHALL REFUSE TO REGISTER ANY TRANSFER

Amended and Restated Trust Agreement (Exhibit A)

1

OF TRUST CERTIFICATES IF SUCH REGISTRATION OF TRANSFER WOULD CAUSE THE TRUST CERTIFICATES TO BE “BENEFICIALLY OWNED” BY MORE THAN NINETY-FIVE (95) PERSONS (IN EACH CASE WITHIN THE MEANING OF SECTION 3(c)(1) OF THE 1940 ACT), AND ANY SUCH TRANSFER OF TRUST CERTIFICATES THAT WOULD CAUSE THE TRUST CERTIFICATES TO BE SO OWNED SHALL BE AB INITIO AND OF NO FORCE AND EFFECT WHATSOEVER.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE IS A “TEMPORARY GLOBAL CERTIFICATE” FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND UPON THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD AS DESCRIBED IN SECTION 3.12(A) OF THE TRUST AGREEMENT, THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE DEEMED TO HAVE BEEN AUTOMATICALLY EXCHANGED FOR INTERESTS IN REGULATION S PERMANENT GLOBAL CERTIFICATES.  AFTER SUCH DEEMED EXCHANGE, THE REGULATION S PERMANENT GLOBAL CERTIFICATES WILL BE EXCHANGEABLE FOR INTERESTS IN OTHER GLOBAL CERTIFICATES AND DEFINITIVE CERTIFICATES SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN AND IN THE TRUST AGREEMENT.]

SECTIONS 3.4, 3.5 AND 3.16 OF THE TRUST AGREEMENT CONTAIN FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS NOTE AND ANY INTEREST HEREIN. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY. IN ADDITION, EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 3.16 (AND THE CERTIFICATES REFERENCED THEREIN) OF THE TRUST AGREEMENT.

Amended and Restated Trust Agreement (Exhibit A)

2

For Registered Certificateholder, [●]

Percentage Interest: 100%

R-1

FORM OF HUNTINGTON AUTO TRUST 2012-2

TRUST CERTIFICATE

evidencing an undivided Proportionate Share, as defined below, in the Trust, as defined below, the property of which consists of: all accounts, payment intangibles and other general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposits, goods, letters of credit, advices of credit, investment property and all other tangible and intangible property (together with all related supporting obligations and proceeds), whether now existing or hereafter coming into existence, including without limitation: all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and all other tangible and intangible property, consisting of, arising from or relating to: (a) each Loan sold or contributed by the Loan Seller to the Depositor and sold or assigned by the Depositor to the Issuing Entity and pledged by the Issuing Entity to the Indenture Trustee on the Closing Date, together with all principal, interest and other amounts due or to become due thereon after the Cutoff Date; (b) any Liquidation Proceeds relating to a Loan or a Financed Vehicle; (c) the security interest in each Financed Vehicle and any other tangible or intangible property securing a Loan that has been sold by the Loan Seller to the Depositor on the Closing Date and sold or assigned by the Depositor to the Issuing Entity and pledged by the Issuing Entity to the Indenture Trustee on the Closing Date (including all moneys due or to become due with respect thereto) and any accessions thereto and any other interest of Huntington or the Depositor, in any such Financed Vehicle and any other tangible or intangible property; (d) all other money, instruments, goods, advices of credit and letters of credit relating to, consisting of or arising under any Loan; (e) all documents and other items contained in each Loan File, (f) all funds on deposit from time to time in the Trust Accounts, the Certificate Distribution Account (as defined in the Trust Agreement), the Principal Distribution Account and any other accounts established pursuant to the Indenture, the Trust Agreement, or the Sale and Servicing Agreement, and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including all Net Investment Earnings thereon); (g) all Securities Accounts and all Security Entitlements with respect to Financial Assets credited to any Securities Account; (h) all rights under the Asset Purchase Agreement (including an assignment of the rights of the Depositor under the Asset Purchase Agreement) and the Sale and Servicing Agreement; (i) all rights in respect of Huntington Debt Forgiveness Policies with respect to the Loans; (j) all rights of the Loan Seller under agreements with the Dealers relating to the Loans, (k) all enforcement and other rights under the UCC and other Applicable Law in respect of any or all of the foregoing; (l) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing; and (m) the proceeds of or with respect to any and all of the foregoing.  The interest represented by this Trust Certificate

Amended and Restated Trust Agreement (Exhibit A)

3

is only that remaining after all obligations of the Trust, including, in particular, the Notes, are fully satisfied.

THIS TRUST CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR AN OBLIGATION OF HUNTINGTON FUNDING, LLC, THE HUNTINGTON NATIONAL BANK, WILMINGTON TRUST, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

The Trust was created pursuant to a Trust Agreement, dated as of September 14, 2012 (as amended or supplemented from time to time, the “Trust Agreement”), between the Initial Beneficiary and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement and the Sale and Servicing Agreement, dated as of August 31, 2012 (as amended or supplemented from time to time, the “Sale and Servicing Agreement”), among the Trust, Huntington Funding, LLC, The Huntington National Bank, and Deutsche Bank Trust Company Americas, as Indenture Trustee.

This certifies that [●] is the registered owner of 100% nonassessable, fully paid, validly issued undivided percentage interest in Huntington Auto Trust 2012-2 and is entitled to all benefits of the Trust Agreement.

This Trust Certificate is subordinate to the Notes and subject to Section 5.06 of the Sale and Servicing Agreement.  Subject to the foregoing, this Trust Certificate represents a right to amounts in the Certificate Distribution Account and the Residual Interest.  This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinate to the rights of the Notes and subject to the obligations of the Trust set forth in Section 5.06 of the Sale and Servicing Agreement.

It is the intent of the Initial Beneficiary, the Trust and the Certificateholders that solely for federal, state and local income, single business and franchise tax purposes, (a) the Notes shall be treated as debt and (b) the Trust shall not be treated as an association (or publicly-traded partnership) taxable as a corporation.

A Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder shall not at any time institute against or join in any institution against the Initial Beneficiary or the Trust of any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Amended and Restated Trust Agreement (Exhibit A)

4

Distributions on this Trust Certificate shall be made as provided in the Trust Agreement by the Owner Trustee or Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and, notwithstanding the above, the final distribution on this Trust Certificate shall be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency designated for that purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. In the event of any discrepancies between this Trust Certificate and the terms of the Trust Agreement, the Trust Agreement shall govern.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Amended and Restated Trust Agreement (Exhibit A)

5

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

HUNTINGTON AUTO TRUST 2012-2

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:	_______________________ Authorized Signatory
Dated:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within mentioned Trust Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION, As Owner Trustee By: _______________________ Authorized Signatory

Amended and Restated Trust Agreement (Exhibit A)

6

[REVERSE OF TRUST CERTIFICATE]

The Trust Certificates do not represent an obligation of, or an interest in, Initial Beneficiary, the Servicer, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Loans (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement.  A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Initial Beneficiary and at such other places, if any, designated by Initial Beneficiary.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Initial Beneficiary and the rights of Certificateholders under the Trust Agreement at any time by the Initial Beneficiary and the Owner Trustee with the consent of the consent of the Noteholders representing a majority of the outstanding Note Balance of the Controlling Class and the Holders of the Trust Certificates evidencing not less than a majority of the Percentage Interest.  Any such consent by the Holder of this Trust Certificate shall be conclusive and binding on such Holder and on all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Trust Certificates.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar designated by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust shall be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is Deutsche Bank Trust Company Americas.

Except as provided in the Trust Agreement, the Trust Certificates are issuable only as registered Trust Certificates without coupons in the percentage interests reflected thereon; provided, however, that a single Trust Certificate may be issued in such denomination as required to include any residual amount. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Certificateholder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate

Amended and Restated Trust Agreement (Exhibit A)

7

Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities to the Certificateholders created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust Estate. The Servicer of the Loans may at its option purchase the Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Loans and other property of the Trust shall effect early retirement of the Trust Certificates; provided, however, that such right of purchase is exercisable only as of the last day of any Collection Period of which the then outstanding Net Pool Balance is less than or equal to 10% of the Initial Net Pool Balance as of the Cut-off Date.

The Trust Certificates may not be acquired by (a) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) a “plan” as defined in Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (c) an entity deemed to hold “plan assets” of any of the foregoing by reason of investment by an employee benefit plan or plan in such entity (each, a “Benefit Plan”). By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

Amended and Restated Trust Agreement (Exhibit A)

8

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

 (Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

_______________________________1 _______________________________

1	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by and “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP.

Amended and Restated Trust Agreement (Exhibit A)

9

EXHIBIT B

FORM OF CERTIFICATE OF TRUST
OF
HUNTINGTON AUTO TRUST 2012-2

This Certificate of Trust of Huntington Auto Trust 2012-2 (the “Trust”), is being duly executed and filed on behalf of the Trust by Wilmington Trust, National Association, a national banking association, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801, et seq. (the “Act”)).

Name.  The name of the statutory trust being formed hereby is Huntington Auto Trust 2012-2.

Delaware Trustee.  The name and address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

Effective Date.  This Certificate of Trust shall be effective upon filing.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as owner trustee

By:
Name:
Title:

EXHIBIT C

FORM OF OWNER TRUSTEE’S ANNUAL CERTIFICATION
REGARDING ITEM 1117 AND ITEM 1119 OF REGULATION AB

Reference is made to the Form 10-K of Huntington Auto Trust 20[ ]-[ ] (the “Form 10-K”) for the fiscal year ended December 31, 20[    ]. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Form 10-K.

Wilmington Trust, National Association, a national banking association (the “Owner Trustee”), does hereby certify to Huntington, the Depositor and the Issuing Entity that:

1. As of the date of the Form 10-K, there are no pending legal Proceedings against the  Owner Trustee or Proceedings known to be contemplated by governmental authorities against the  Owner Trustee that would be material to the investors in the Notes.

2. As of the date of the Form 10-K, there are no affiliations, as contemplated by Item 1119 of Regulation AB, between the  Owner Trustee and any of The Huntington National Bank, a national banking association, Huntington Funding, LLC, the Indenture Trustee or the Issuing Entity.

IN WITNESS WHEREOF, the  Owner Trustee has caused this certificate to be executed in its corporate name by an officer thereunto duly authorized.

Dated:             , 20[    ]

Wilmington Trust, National Association, as Owner Trustee

By:
Name:
Title:

EXHIBIT D

Form of Certificate Purchase Agreement

EXHIBIT E

FORM OF TRANSFER CERTIFICATE FOR
EXCHANGE OR TRANSFER FROM  RULE 144A GLOBAL CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

Huntington Auto Trust 2012-2,
as Issuing Entity

The Huntington National Bank,
as Administrator

Deutsche Bank Trust Company Americas,
as Certificate Registrar

Reference is hereby made to (i) the Amended and Restated Trust Agreement, dated as August 31, 2012 (as amended, the “Trust Agreement”), between Huntington Funding, LLC (“Depositor”) and, and Wilmington Trust Company, National Association (the “Owner Trustee”) (ii) the Sale and Servicing Agreement, dated as of August 31, 2012 (as amended, the “Sale and Servicing Agreement”), among The Huntington National Bank, Depositor, Huntington Auto Trust 2012-2  (the “Issuing Entity”) and Deutsche Bank Trust Company Americas (in such capacity, the “Indenture Trustee”). Capitalized terms used but not defined herein are defined in Sale and Servicing Agreement or the Trust Agreement.

The undersigned (the “Transferor”) owns and proposes to transfer the interests in the Rule 144A Global Certificates specified in Annex A hereto (the “Certificates”) to ________ (the “Transferee”), in the Percentage Interest in such Rule 144A Global Certificates (the “Transfer”) as further specified in Annex A hereto. In connection with the Transfer, the Transferor and the Transferee each hereby certify that the Transfer is being effected in accordance with transfer restrictions set forth in the Trust Agreement and the Certificates and the Transferee does hereby make the representations discussed or listed in Sections 3.5 and 3.16 of the Trust Agreement and further represents and warrants and agrees for the benefit of the Issuing Entity that statements (i) through (iii) below are all accurate.

The Transferor hereby certifies that the Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) and, accordingly, the Transferor hereby further certifies that:

(i)           the Transfer is not being made to a person in the United States and either (x) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and each Person acting on its behalf reasonably believed that the Transferee was outside the United States or (y) (1) if the Transfer is pursuant to Rule 904 of Regulation S, the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined Rule 902 of Regulation S under the Securities Act) and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States or (2) if the Transfer is pursuant to

Rule 903 of Regulation S, the transaction was executed on or through a physical trading floor of an established foreign securities exchange that is located outside the United States,

(ii)           no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, and

(iii)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

Upon consummation of the proposed Transfer in accordance with the terms of the Trust Agreement, the transferred beneficial interest will be subject to the restrictions on transfer enumerated in the legends printed on the Regulation S Global Certificates by which the Transferee shall hold its interest in such Certificates and in the Trust Agreement and the Securities Act.

Dated: _______________________	Very truly yours,
[Name of Transferee]

By: _______________________
Name:
Title:
[Name of Transferor]

By: _______________________
Name:
Title:

ANNEX A

The Transferor owns and proposes to transfer a beneficial interest in the following:

☐           Certificates, Percentage Interest of  ___%.

EXHIBIT F

FORM OF TRANSFER CERTIFICATE FOR
EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE

Huntington Auto Trust 2012-2,
as Issuing Entity

The Huntington National Bank,
as Administrator

Deutsche Bank Trust Company Americas,
as Certificate Registrar

Reference is hereby made to (i) the Amended and Restated Trust Agreement, dated as August 31, 2012 (as amended, the “Trust Agreement”), between Huntington Funding, LLC (“Depositor”) and, and Wilmington Trust Company, National Association (the “Owner Trustee”) (ii) the Sale and Servicing Agreement, dated as of August 31, 2012 (as amended, the “Sale and Servicing Agreement”), among The Huntington National Bank, Depositor, Huntington Auto Trust 2012-2  (the “Issuing Entity”) and Deutsche Bank Trust Company Americas (in such capacity, the “Indenture Trustee”). Capitalized terms used but not defined herein are defined in Sale and Servicing Agreement or the Trust Agreement.

The undersigned (the “Transferor”) owns and proposes to transfer the interests in the Regulation S Global Certificates specified in Annex A hereto (the “Certificates”) to ______ (the “Transferee”), in the principal amounts in such Regulation S Global Certificates (the “Transfer”) as further specified in Annex A hereto. In connection with the Transfer, the Transferor and the Transferee each hereby certify that the Transfer is being effected in accordance with transfer restrictions set forth in the Trust Agreement and the Certificates and the Transferee does hereby make the representations discussed or listed in Sections 3.5 and 3.16 of the Trust Agreement and further represents and warrants and agrees for the ben3efit of the Issuing Entity that statements (i) through (iii) below are all accurate.

The Transferor hereby certifies that the Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and, accordingly, the Transferor hereby further certifies that:

(i)           the Transferee is purchasing the beneficial interest for its own account, or for one or more accounts with respect to which the Transferee exercises sole investment discretion,

(ii)           the Transferor reasonably believes that the Transferee and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, and

(iii)           the Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

Upon consummation of the proposed Transfer in accordance with the terms of the Trust Agreement, the transferred beneficial interest will be subject to the restrictions on transfer enumerated in the legends printed on the Rule 144A Global Certificates by which the Transferee shall hold its interest in such Certificates and in the Trust Agreement and the Securities Act.

Dated: _______________________	Very truly yours,
[Name of Transferee]

By: _______________________
Name:
Title:
[Name of Transferor]

By: _______________________
Name:
Title:

ANNEX A

The Transferor owns and proposes to transfer a beneficial interest in the following:

   ☐    Certificates, Percentage Interest of  ___%.

EXHIBIT G-1

FORM OF INVESTMENT LETTER

[DATE]

[NAME]
[ADDRESS]

Deutsche Bank Trust Company Americas
60 Wall Street – 26th Floor
New York, NY  10005

Re:	Huntington Auto Trust 2012-2 Certificates

Ladies and Gentlemen:

In connection with our acquisition of the above-referenced Certificates (the “Certificates”) we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, ((b) we are [cross out (i) or (ii) as applicable] [(i) an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) or (7) in Regulation D under the Act or an entity in which all of the equity owners are institutional “accredited investors”, as defined in Rule 501(a)(1), (2), (3) or (7) in Regulation D under the Act] [(ii) a person that is not a “U.S. person” within the meaning of Regulation S under the Act (“Regulation S”)], and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (f) below), (e) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any other applicable securities laws, (f) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act and in compliance with any relevant securities laws or is exempt from such registration requirements and (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser and the transferee has otherwise complied with all conditions for transfer set forth in the Amended and Restated Trust Agreement dated as of August 31, 2012, 2012, between Huntington Funding, LLC and Wilmington Trust, National Association, as Owner Trustee and (g) we have executed the confidentiality agreement substantially in the form attached hereto.

Very truly yours,

[NAME OF TRANSFEREE]
By:
Authorized Officer

ATTACHMENT 1

FORM OF CONFIDENTIALITY AGREEMENT

THIS AGREEMENT, by and between _______________________________________________, a ________________ [corporation], whose address is _______________________________________________ (hereinafter referred to as “Company”), and The Huntington National Bank or a subsidiary thereof, whose main office is located at 41 South High Street, Columbus, Ohio 43287 (hereinafter referred to collectively as “Huntington”) is effective as of ___________, 20___ (“Effective Date”).

Huntington and Company are prepared to enter into discussions with each other during which Huntington (the “Discloser”) may furnish to the Company (the “Recipient”) certain information (the “Information”) which is confidential, proprietary or otherwise not generally available to the public in connection with evaluation by each party (the “Evaluation”) of whether such party should enter into a transaction with the other party.  A summary of the Information Huntington will provide to the Company is all information, including but not limited to:

Information related to the sale of the residual interest component of an automobile receivables securitization known as HUNT 2012-2

The Information which Discloser will furnish to Recipient consists of information owned by, or licensed to, Discloser.  Information provided by Discloser to Recipient is in consideration for and conditioned upon the following agreement:

1.           Nondisclosure and Use of Information.  The Information provided by Discloser (i) will be kept confidential by Recipient and (ii) will not be used by Recipient other than in connection with the Evaluation.  Recipient shall not reverse-engineer, decompile, or disassemble any software disclosed to it and shall not remove, overprint or deface any notice of copyright, trademark, logo, legend or other notices of ownership from any originals or copies of Information.  Recipient will use not less than the same standard of care and discretion to avoid disclosure, publication or dissemination of Information provided by Discloser as it uses with its own similar information that it does not wish to disclose, publish or disseminate, but in no event shall such standard be less than reasonable care.  Recipient may disclose the Information provided by Discloser to representatives of Recipient as follows:  (i) Recipient’s employees, officers, consultants and service providers, and employees and officers of Recipient’s affiliated companies, who have a need to know the Information provided by Discloser in connection with the Evaluation, (ii) Recipient’s attorneys and auditors, and (iii) any other third party with the prior written consent of Discloser.  Except as required by law or permitted by this Agreement, Recipient will not disclose Information to any other person.  Recipient will (i) inform each of its representatives receiving Information provided by Discloser of the confidential nature of such Information and of this Agreement, (ii) ensure that each Recipient representative treat the Information provided by Discloser confidentially and not to use it other than in connection with the Evaluation, and (iii) be responsible for any improper use of the Information by Recipient or Recipient representatives (including, without limitation, representatives who, subsequent to the first date of disclosure of Information hereunder, become former representatives), including the obligation of advising the Discloser of any improper access or use of the Information.

2.           Nondisclosure of Agreement.  Each party agrees that it will not disclose to any third party (except as may otherwise be required by applicable law or legal process or government regulator), without the specific prior written consent of the other party, (i) that the Information provided by Discloser has been made available to Recipient, (ii) that discussions are taking place, or (iii) any other facts with respect to the discussions between the parties.

3.           Confidentiality of Huntington Customer Information.  Company understands that it may, pursuant to this Agreement, have access to certain nonpublic personal information related to customers of Huntington.  Nonpublic Personal Information (hereinafter referred to as “NPI”) for purposes of this Agreement means personally identifiable information (i) provided by a consumer to Huntington; (ii) resulting from any transaction with the consumer or any service performed for the consumer; or (iii) otherwise obtained by Huntington.  Company agrees to keep the NPI confidential, regardless of the form in which it is disclosed.  Company agrees to maintain physical, electronic and procedural safeguards to protect and preserve the confidentiality of Huntington’s NPI.  Company shall cooperate with the internal operating controls and security processes and requirements of Huntington.  Company agrees that it will use the NPI solely for the purpose for which it was disclosed pursuant to this Agreement.  Upon written request from Huntington, Company shall provide evidence of Company’s actions to comply with the provisions of this Section 3. Company shall immediately notify Huntington of any instance of unauthorized access to, use or disclosure of any portion of Huntington’s NPI and shall cooperate with Huntington in any action relating thereto.  Further, upon discovery of any vulnerability to or breach of its security, Company shall immediately take all appropriate actions necessary to mitigate any risk related to the disclosure of Huntington’s NPI.  Further, upon written request from Huntington, Company will provide written certification of proper disposal of NPI.  This disposal and certification requirement shall relate to consumer information whether in paper or electronic form or otherwise.

4.           Notice Preceding Compelled Disclosure.  (a)  If Recipient or any of its representatives are ordered or requested to disclose any Information provided by Discloser pursuant to court or administrative order, subpoena, summons, or other legal process, Recipient will promptly notify Discloser (unless prohibited from doing so by law, rule, regulation or court order) in order that Discloser may have the opportunity to seek a protective order or take other appropriate action.  Recipient will also cooperate in Discloser's efforts, at Discloser’s expense, to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Information provided by Discloser.  If, in the absence of a protective order, Recipient or any of its representatives are, in the opinion of its counsel, compelled as a matter of law to disclose the Information provided by Discloser, Recipient may disclose to the party compelling disclosure only the part of such Information as is required by law to be disclosed (in which case, prior to such disclosure, Recipient will advise and consult with Discloser and its counsel as to such disclosure and the nature and wording of such disclosure) and Recipient will use commercially reasonable efforts to obtain confidential treatment therefor.

(b)  To the extent any Information may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations brought by persons not parties to this Agreement, the parties to this Agreement understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention, and mutual understanding that the sharing of such material between them pursuant to this Agreement is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege.  All Information provided by a party that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.  Nothing in this Agreement obligates any party to reveal material subject to the attorney-client privilege, work product doctrine or any other applicable privilege.

5.           Treatment of Information.  In order for information provided by Discloser in written, textual or tangible form to constitute Information under this Agreement, it must be marked as confidential or proprietary.  For information provided by Discloser in oral or other intangible forms to constitute Information under this Agreement, Discloser shall, within twenty (20) days thereafter, provide in written form to Recipient a summary of the nature and substance of the information so disclosed orally as confidential or proprietary.  Information may consist of any information and data of a confidential nature, including but not limited to proprietary technical, marketing, operating, performance, cost, know-how, customer, business and process information.  Notwithstanding the foregoing provisions of this Section 5, any Information that constitutes a trade secret under applicable law shall constitute Information protected by this Agreement notwithstanding whether it is marked or otherwise identified as being confidential.  Within five (5) business days after termination of this Agreement by either party, Recipient will return to Discloser all tangible evidence of the Information provided by Discloser and will destroy, or, at Discloser’s option return to Discloser, all materials, information, or data prepared or derived by Recipient or its representatives based on the Information provided by Discloser.  Such destruction (or return) will be confirmed by Recipient in writing to Discloser within five (5) business days after the destruction or return.  The requirement to return or destroy information shall not apply to (i) Information disclosed to any regulatory agency having jurisdiction over the Recipient, (ii) Information contained in the minutes of meetings of the Recipient’s board of directors, or (iii) Information that is the subject of any pending or immediately threatened legal proceeding or governmental investigation until such proceeding or investigation is no longer immediately threatened or, if initiated or pending, until the proceeding is finally settled or a final judgment with respect thereto has been rendered or the investigation is completed or no longer directed at the Recipient.

6.           Exceptions.  (a)  The obligations of confidentiality will not apply to such portions of the Information provided by Discloser (i) lawfully in the public domain, (ii) which are a matter of public record or contained in filings with governmental or regulatory bodies or agencies and not designated as confidential, (iii) received from a person not a party to this Agreement and the Recipient does not know, nor should the Recipient reasonably have known, that such person does not have the right to disclose such Information without violating an obligation of confidentiality or infringing any patent, trademark, copyright, trade secret or similar right, (iv) lawfully known or developed by Recipient independent of Discloser, without recourse to or use of the Information provided by Discloser, or (v) subject to Section 6(b).  Additionally, nothing in this Agreement shall prevent disclosure of Information or the matters referred to in Section 2 above (i) to Recipient’s attorneys or accountants on a need to know basis or (ii) pursuant to (x) any summons, order, subpoena or other legal process (subject to Section 4 above), (y) supervision or examination of Recipient by a government agency, or (z) any bona fide due diligence subject to appropriate confidentiality obligations similar to those contained in this Agreement.  Furthermore, Discloser acknowledges that Recipient may currently or in the future be developing information internally or receiving information from other parties that is similar to the Information, and nothing in this Agreement shall  be construed as a representation or agreement that Recipient will not develop or have developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Information, provided, subject to Section 6(b), that Recipient does not violate any of its obligations under this Agreement in connection with such development.

(b)  The Company shall be free to use for any purpose the residuals resulting from access to or work with the Information, provided that Company shall maintain the confidentiality of the Information as provided herein.  The term “residuals” means information in non-tangible form, which may be retained in the minds of persons who have access to the Information, and who have made no effort to refresh their recollection in anticipation of or in conjunction with the use of said residuals. The Company hereto shall not permit their employees, officers, director and representatives to intentionally memorize the

Information so as to reduce it to non-tangible form for the purpose of creating a residual.  The Company shall not have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals.

7.           Disclaimers.  Discloser will endeavor to include in the Information provided by Discloser materials Discloser believes to be relevant for the Evaluation, but Recipient acknowledges that neither Discloser nor any representatives of Discloser has made any representations or warranties as to the accuracy or completeness of any of the Information provided by Discloser.  Discloser provides Information on an “as is” basis.  Recipient agrees that neither Discloser nor any of its representatives will have any liability to Recipient or Recipient representatives resulting from the use of the Information provided by Discloser by Recipient or any Recipient representatives.    Discloser may change or cancel its plans at any time.  Use of Information provided by Discloser is at Recipient’s own risk.

8.           No License.  Neither this Agreement nor any disclosure of Information grants Recipient any license under any patents or copyrights.

9.           Certain Obligations Only on Definitive Agreement.  This Agreement creates no obligation for either party to enter into any other or related agreement or contract.  No agreement providing for any transaction or provision of services between the parties will be deemed to exist unless and until a definitive agreement has been executed and delivered by each of the parties, and each party to this Agreement hereby irrevocably waives any claims (including without limitation breach of contract) in connection with any such transaction or provision of services unless and until a definitive agreement has been so executed and delivered and then only in accordance with the terms thereof and applicable law.  Unless and until a definitive agreement has been so executed and delivered, neither of the parties to this Agreement nor any of their representatives has any legal obligation to the other of any kind to enter into any such transaction or to provide or receive services because of this Agreement or any other written or oral expression with respect to any such transaction for provision of services.  Nothing in this Agreement prevents or prohibits, or is intended to prevent or prohibit, either party from entering into agreements with one or more others regarding the subject matter of this Agreement.

10.           General Provisions.  This Agreement does not require either party to disclose or to receive Information.  No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  No document or other action purporting to have been signed on behalf of or bind either party will be operative for purposes of this Agreement unless it is in writing and is signed by both parties.  This Agreement can be modified or changed only in writing signed by both parties.  Neither party may assign its rights or delegate its duties or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any attempt to do so is void; provided, however, that Huntington may assign or delegate this Agreement to an affiliate without consent of the other party.  This Agreement will be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  It is agreed that money damages would not be a sufficient remedy for any violation of the terms of this Agreement and, accordingly, Discloser shall be entitled to seek specific performance and injunctive relief as remedies for any such violation, in addition to all other remedies available at law or equity.  This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.  Any legal action brought in connection with this Agreement may be brought only in the state or federal courts in Columbus, Ohio.  This is the complete agreement of the parties with respect to the Information in connection with the Evaluation, and supersedes any other agreement between the parties with respect to the Information in connection with the Evaluation.

11.           Termination.  This Agreement may be terminated by either party upon delivery of written notice of such termination to the other party.  Any provisions of this Agreement which by their nature extend beyond its termination will remain in effect beyond such termination until fulfilled and will apply to either party’s successors and assigns.  Recipient’s obligation of confidentiality under this Agreement with respect to any portion of the Information provided by Discloser shall remain for a period of five (5) years after termination of this Agreement, provided that any trade secrets contained in the Information shall retain their statutory protections beyond such termination, and the nondisclosure obligation related to NPI shall have no expiration.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered by their duly authorized officers as of the Effective Date.

The Huntington National Bank:	Company:

By:	By:

Typed Name:	Typed Name:
Title:	Title:

EXHIBIT G-2

FORM OF RULE 144A LETTER

[DATE]

[NAME]
[ADDRESS]

Deutsche Bank Trust Company Americas
60 Wall Street – 27th Floor
New York, NY  10005

Re:	Huntington Auto Trust 2012-2 Certificates

Ladies and Gentlemen:

In connection with our acquisition of the above-referenced Certificates (the “Certificates”) we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and securities laws of any other jurisdiction  and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Certificates or any interest in the Certificates, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Certificates or any interest in the Certificates from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or any other applicable securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Certificates, (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act, and (f) we have executed the confidentiality agreement substantially in the form attached hereto.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and understand that such Certificates may be resold, pledged or transferred only to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A.

Very truly yours,

[NAME OF TRANSFEREE]
By:
Authorized Officer

ATTACHMENT 1

FORM OF CONFIDENTIALITY AGREEMENT

THIS AGREEMENT, by and between _______________________________________________, a ________________ [corporation], whose address is _______________________________________________ (hereinafter referred to as “Company”), and The Huntington National Bank or a subsidiary thereof, whose main office is located at 41 South High Street, Columbus, Ohio 43287 (hereinafter referred to collectively as “Huntington”) is effective as of ___________, 20___ (“Effective Date”).

Huntington and Company are prepared to enter into discussions with each other during which Huntington (the “Discloser”) may furnish to the Company (the “Recipient”) certain information (the “Information”) which is confidential, proprietary or otherwise not generally available to the public in connection with evaluation by each party (the “Evaluation”) of whether such party should enter into a transaction with the other party.  A summary of the Information Huntington will provide to the Company is all information, including but not limited to:

Information related to the sale of the residual interest component of an automobile receivables securitization known as HUNT 2012-2

The Information which Discloser will furnish to Recipient consists of information owned by, or licensed to, Discloser.  Information provided by Discloser to Recipient is in consideration for and conditioned upon the following agreement:

1.           Nondisclosure and Use of Information.  The Information provided by Discloser (i) will be kept confidential by Recipient and (ii) will not be used by Recipient other than in connection with the Evaluation.  Recipient shall not reverse-engineer, decompile, or disassemble any software disclosed to it and shall not remove, overprint or deface any notice of copyright, trademark, logo, legend or other notices of ownership from any originals or copies of Information.  Recipient will use not less than the same standard of care and discretion to avoid disclosure, publication or dissemination of Information provided by Discloser as it uses with its own similar information that it does not wish to disclose, publish or disseminate, but in no event shall such standard be less than reasonable care.  Recipient may disclose the Information provided by Discloser to representatives of Recipient as follows:  (i) Recipient’s employees, officers, consultants and service providers, and employees and officers of Recipient’s affiliated companies, who have a need to know the Information provided by Discloser in connection with the Evaluation, (ii) Recipient’s attorneys and auditors, and (iii) any other third party with the prior written consent of Discloser.  Except as required by law or permitted by this Agreement, Recipient will not disclose Information to any other person.  Recipient will (i) inform each of its representatives receiving Information provided by Discloser of the confidential nature of such Information and of this Agreement, (ii) ensure that each Recipient representative treat the Information provided by Discloser confidentially and not to use it other than in connection with the Evaluation, and (iii) be responsible for any improper use of the Information by Recipient or Recipient representatives (including, without limitation, representatives who, subsequent to the first date of disclosure of Information hereunder, become former representatives), including the obligation of advising the Discloser of any improper access or use of the Information.

2.           Nondisclosure of Agreement.  Each party agrees that it will not disclose to any third party (except as may otherwise be required by applicable law or legal process or government regulator), without the specific prior written consent of the other party, (i) that the Information provided by Discloser has been made available to Recipient, (ii) that discussions are taking place, or (iii) any other facts with respect to the discussions between the parties.

3.           Confidentiality of Huntington Customer Information.  Company understands that it may, pursuant to this Agreement, have access to certain nonpublic personal information related to customers of Huntington.  Nonpublic Personal Information (hereinafter referred to as “NPI”) for purposes of this Agreement means personally identifiable information (i) provided by a consumer to Huntington; (ii) resulting from any transaction with the consumer or any service performed for the consumer; or (iii) otherwise obtained by Huntington.  Company agrees to keep the NPI confidential, regardless of the form in which it is disclosed.  Company agrees to maintain physical, electronic and procedural safeguards to protect and preserve the confidentiality of Huntington’s NPI.  Company shall cooperate with the internal operating controls and security processes and requirements of Huntington.  Company agrees that it will use the NPI solely for the purpose for which it was disclosed pursuant to this Agreement.  Upon written request from Huntington, Company shall provide evidence of Company’s actions to comply with the provisions of this Section 3. Company shall immediately notify Huntington of any instance of unauthorized access to, use or disclosure of any portion of Huntington’s NPI and shall cooperate with Huntington in any action relating thereto.  Further, upon discovery of any vulnerability to or breach of its security, Company shall immediately take all appropriate actions necessary to mitigate any risk related to the disclosure of Huntington’s NPI.  Further, upon written request from Huntington, Company will provide written certification of proper disposal of NPI.  This disposal and certification requirement shall relate to consumer information whether in paper or electronic form or otherwise.

4.           Notice Preceding Compelled Disclosure.  (a)  If Recipient or any of its representatives are ordered or requested to disclose any Information provided by Discloser pursuant to court or administrative order, subpoena, summons, or other legal process, Recipient will promptly notify Discloser (unless prohibited from doing so by law, rule, regulation or court order) in order that Discloser may have the opportunity to seek a protective order or take other appropriate action.  Recipient will also cooperate in Discloser's efforts, at Discloser’s expense, to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Information provided by Discloser.  If, in the absence of a protective order, Recipient or any of its representatives are, in the opinion of its counsel, compelled as a matter of law to disclose the Information provided by Discloser, Recipient may disclose to the party compelling disclosure only the part of such Information as is required by law to be disclosed (in which case, prior to such disclosure, Recipient will advise and consult with Discloser and its counsel as to such disclosure and the nature and wording of such disclosure) and Recipient will use commercially reasonable efforts to obtain confidential treatment therefor.

(b)  To the extent any Information may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations brought by persons not parties to this Agreement, the parties to this Agreement understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention, and mutual understanding that the sharing of such material between them pursuant to this Agreement is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege.  All Information provided by a party that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.  Nothing in this Agreement obligates any party to reveal material subject to the attorney-client privilege, work product doctrine or any other applicable privilege.

5.           Treatment of Information.  In order for information provided by Discloser in written, textual or tangible form to constitute Information under this Agreement, it must be marked as confidential or proprietary.  For information provided by Discloser in oral or other intangible forms to constitute Information under this Agreement, Discloser shall, within twenty (20) days thereafter, provide in written form to Recipient a summary of the nature and substance of the information so disclosed orally as confidential or proprietary.  Information may consist of any information and data of a confidential nature, including but not limited to proprietary technical, marketing, operating, performance, cost, know-how, customer, business and process information.  Notwithstanding the foregoing provisions of this Section 5, any Information that constitutes a trade secret under applicable law shall constitute Information protected by this Agreement notwithstanding whether it is marked or otherwise identified as being confidential.  Within five (5) business days after termination of this Agreement by either party, Recipient will return to Discloser all tangible evidence of the Information provided by Discloser and will destroy, or, at Discloser’s option return to Discloser, all materials, information, or data prepared or derived by Recipient or its representatives based on the Information provided by Discloser.  Such destruction (or return) will be confirmed by Recipient in writing to Discloser within five (5) business days after the destruction or return.  The requirement to return or destroy information shall not apply to (i) Information disclosed to any regulatory agency having jurisdiction over the Recipient, (ii) Information contained in the minutes of meetings of the Recipient’s board of directors, or (iii) Information that is the subject of any pending or immediately threatened legal proceeding or governmental investigation until such proceeding or investigation is no longer immediately threatened or, if initiated or pending, until the proceeding is finally settled or a final judgment with respect thereto has been rendered or the investigation is completed or no longer directed at the Recipient.

6.           Exceptions.  (a)  The obligations of confidentiality will not apply to such portions of the Information provided by Discloser (i) lawfully in the public domain, (ii) which are a matter of public record or contained in filings with governmental or regulatory bodies or agencies and not designated as confidential, (iii) received from a person not a party to this Agreement and the Recipient does not know, nor should the Recipient reasonably have known, that such person does not have the right to disclose such Information without violating an obligation of confidentiality or infringing any patent, trademark, copyright, trade secret or similar right, (iv) lawfully known or developed by Recipient independent of Discloser, without recourse to or use of the Information provided by Discloser, or (v) subject to Section 6(b).  Additionally, nothing in this Agreement shall prevent disclosure of Information or the matters referred to in Section 2 above (i) to Recipient’s attorneys or accountants on a need to know basis or (ii) pursuant to (x) any summons, order, subpoena or other legal process (subject to Section 4 above), (y) supervision or examination of Recipient by a government agency, or (z) any bona fide due diligence subject to appropriate confidentiality obligations similar to those contained in this Agreement.  Furthermore, Discloser acknowledges that Recipient may currently or in the future be developing information internally or receiving information from other parties that is similar to the Information, and nothing in this Agreement shall  be construed as a representation or agreement that Recipient will not develop or have developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Information, provided, subject to Section 6(b), that Recipient does not violate any of its obligations under this Agreement in connection with such development.

(b)  The Company shall be free to use for any purpose the residuals resulting from access to or work with the Information, provided that Company shall maintain the confidentiality of the Information as provided herein.  The term “residuals” means information in non-tangible form, which may be retained in the minds of persons who have access to the Information, and who have made no effort to refresh their recollection in anticipation of or in conjunction with the use of said residuals. The Company hereto shall not permit their employees, officers, director and representatives to intentionally memorize the

Information so as to reduce it to non-tangible form for the purpose of creating a residual.  The Company shall not have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals.

7.           Disclaimers.  Discloser will endeavor to include in the Information provided by Discloser materials Discloser believes to be relevant for the Evaluation, but Recipient acknowledges that neither Discloser nor any representatives of Discloser has made any representations or warranties as to the accuracy or completeness of any of the Information provided by Discloser.  Discloser provides Information on an “as is” basis.  Recipient agrees that neither Discloser nor any of its representatives will have any liability to Recipient or Recipient representatives resulting from the use of the Information provided by Discloser by Recipient or any Recipient representatives.    Discloser may change or cancel its plans at any time.  Use of Information provided by Discloser is at Recipient’s own risk.

8.           No License.  Neither this Agreement nor any disclosure of Information grants Recipient any license under any patents or copyrights.

9.           Certain Obligations Only on Definitive Agreement.  This Agreement creates no obligation for either party to enter into any other or related agreement or contract.  No agreement providing for any transaction or provision of services between the parties will be deemed to exist unless and until a definitive agreement has been executed and delivered by each of the parties, and each party to this Agreement hereby irrevocably waives any claims (including without limitation breach of contract) in connection with any such transaction or provision of services unless and until a definitive agreement has been so executed and delivered and then only in accordance with the terms thereof and applicable law.  Unless and until a definitive agreement has been so executed and delivered, neither of the parties to this Agreement nor any of their representatives has any legal obligation to the other of any kind to enter into any such transaction or to provide or receive services because of this Agreement or any other written or oral expression with respect to any such transaction for provision of services.  Nothing in this Agreement prevents or prohibits, or is intended to prevent or prohibit, either party from entering into agreements with one or more others regarding the subject matter of this Agreement.

10.           General Provisions.  This Agreement does not require either party to disclose or to receive Information.  No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  No document or other action purporting to have been signed on behalf of or bind either party will be operative for purposes of this Agreement unless it is in writing and is signed by both parties.  This Agreement can be modified or changed only in writing signed by both parties.  Neither party may assign its rights or delegate its duties or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any attempt to do so is void; provided, however, that Huntington may assign or delegate this Agreement to an affiliate without consent of the other party.  This Agreement will be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  It is agreed that money damages would not be a sufficient remedy for any violation of the terms of this Agreement and, accordingly, Discloser shall be entitled to seek specific performance and injunctive relief as remedies for any such violation, in addition to all other remedies available at law or equity.  This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.  Any legal action brought in connection with this Agreement may be brought only in the state or federal courts in Columbus, Ohio.  This is the complete agreement of the parties with respect to the Information in connection with the Evaluation, and supersedes any other agreement between the parties with respect to the Information in connection with the Evaluation.

11.           Termination.  This Agreement may be terminated by either party upon delivery of written notice of such termination to the other party.  Any provisions of this Agreement which by their nature extend beyond its termination will remain in effect beyond such termination until fulfilled and will apply to either party’s successors and assigns.  Recipient’s obligation of confidentiality under this Agreement with respect to any portion of the Information provided by Discloser shall remain for a period of five (5) years after termination of this Agreement, provided that any trade secrets contained in the Information shall retain their statutory protections beyond such termination, and the nondisclosure obligation related to NPI shall have no expiration.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered by their duly authorized officers as of the Effective Date.

The Huntington National Bank:	Company:

By:	By:

Typed Name:	Typed Name:
Title:	Title:

EXHIBIT H-1

FORM OF NON-U.S. BENEFICIAL OWNERSHIP CERTIFICATION BY
EUROCLEAR OR CLEARSTREAM BANK

[Date]

Deutsche Bank Trust Company Americas
60 Wall Street, 26th Floor
New York, NY 10005
United States of America
Attention: SFS-TTS
Facsimile: (212) 553-2459

Re:	Huntington Auto Trust 2012-2 (the “Issuing Entity”) Certificates (the “Certificates” )

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of the percentage interest of the Certificates set forth below (our “Member Organizations”) substantially to the effect set forth in the Amended and Restated Trust Agreement, dated as of August 31, 2012 between Huntington Funding, LLC and Wilmington Trust, National Association, as owner trustee, ___% percentage interest of the above-captioned Certificates held by us or on our behalf are beneficially owned by non-U.S. person(s). As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the United States Securities Act of 1933, as amended.

We further certify:

1.
that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global Certificates excepted in such certifications; and

2.
that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you or the Issuing Entity to produce this certification to any interested party in such proceedings.

Dated: ___________________	Very truly yours,
[Euroclear or Clearstream Bank, société anonyme]

By:_______________________
Name:
Title:

EXHIBIT H-2

FORM OF NON-U.S. BENEFICIAL OWNERSHIP CERTIFICATION BY
MEMBER ORGANIZATION

[Date]

[Euroclear or Clearstream Bank société anonyme, as applicable]

Re:	Huntington Auto Trust 2012-2 (the “Issuing Entity”) Certificates (the “Certificates” )

This is to certify that as of the date hereof, and except as set forth below, the Certificates held by you for our account are beneficially owned by non-U.S. person(s) who purchased the Certificates in transactions which did not require registration under the Securities Act of 1933, as amended (the “Act”). As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the Act.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

[This certification excepts and does not relate to ____% of such interest in the above Certificates in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Certificates (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.]

We understand that this certification is required in connection with certainsecurities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you, the Issuing Entity, the Indenture Trustee or Certificate Registrar for the Certificates to produce this certification to any interested party in such proceedings.

Date:____________, 20__. (Not earlier than 15 days prior to the end of the Distribution Compliance Period).

By:____________________________

[Agent Member]

As, or as agent for, the Beneficial Owner(s) of the Certificates to which this certificate relates.

EXHIBIT I

FORM OF TRANSFEROR CERTIFICATE

[DATE]

[NAME]
[ADDRESS]

Deutsche Bank Trust Company Americas
60 Wall Street – 27th Floor
New York, NY  10005

Re:	Huntington Auto Trust 2012-2 Certificates

Ladies and Gentlemen:

In connection with our disposition of the above-referenced Certificates (the “Certificates”) we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and securities laws of any other jurisdiction, and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) if the transferee of the Certificates is delivering a Rule 144A Letter in connection with the transfer, we reasonably believe that such transferee is a “qualified institutional buyer” within the meaning of Rule 144A under the Act and (d) the transferee of the Certificates has executed a confidentiality agreement substantially in the form attached hereto.

Very truly yours,
[NAME OF TRANSFEROR]
By:
Authorized Officer

ATTACHMENT 1

FORM OF CONFIDENTIALITY AGREEMENT

THIS AGREEMENT, by and between _______________________________________________, a ________________ [corporation], whose address is _______________________________________________ (hereinafter referred to as “Company”), and The Huntington National Bank or a subsidiary thereof, whose main office is located at 41 South High Street, Columbus, Ohio 43287 (hereinafter referred to collectively as “Huntington”) is effective as of ___________, 20___ (“Effective Date”).

Huntington and Company are prepared to enter into discussions with each other during which Huntington (the “Discloser”) may furnish to the Company (the “Recipient”) certain information (the “Information”) which is confidential, proprietary or otherwise not generally available to the public in connection with evaluation by each party (the “Evaluation”) of whether such party should enter into a transaction with the other party.  A summary of the Information Huntington will provide to the Company is all information, including but not limited to:

Information related to the sale of the residual interest component of an automobile receivables securitization known as HUNT 2012-2

The Information which Discloser will furnish to Recipient consists of information owned by, or licensed to, Discloser.  Information provided by Discloser to Recipient is in consideration for and conditioned upon the following agreement:

1.           Nondisclosure and Use of Information.  The Information provided by Discloser (i) will be kept confidential by Recipient and (ii) will not be used by Recipient other than in connection with the Evaluation.  Recipient shall not reverse-engineer, decompile, or disassemble any software disclosed to it and shall not remove, overprint or deface any notice of copyright, trademark, logo, legend or other notices of ownership from any originals or copies of Information.  Recipient will use not less than the same standard of care and discretion to avoid disclosure, publication or dissemination of Information provided by Discloser as it uses with its own similar information that it does not wish to disclose, publish or disseminate, but in no event shall such standard be less than reasonable care.  Recipient may disclose the Information provided by Discloser to representatives of Recipient as follows:  (i) Recipient’s employees, officers, consultants and service providers, and employees and officers of Recipient’s affiliated companies, who have a need to know the Information provided by Discloser in connection with the Evaluation, (ii) Recipient’s attorneys and auditors, and (iii) any other third party with the prior written consent of Discloser.  Except as required by law or permitted by this Agreement, Recipient will not disclose Information to any other person.  Recipient will (i) inform each of its representatives receiving Information provided by Discloser of the confidential nature of such Information and of this Agreement, (ii) ensure that each Recipient representative treat the Information provided by Discloser confidentially and not to use it other than in connection with the Evaluation, and (iii) be responsible for any improper use of the Information by Recipient or Recipient representatives (including, without limitation, representatives who, subsequent to the first date of disclosure of Information hereunder, become former representatives), including the obligation of advising the Discloser of any improper access or use of the Information.

2.           Nondisclosure of Agreement.  Each party agrees that it will not disclose to any third party (except as may otherwise be required by applicable law or legal process or government regulator), without the specific prior written consent of the other party, (i) that the Information provided by Discloser has been made available to Recipient, (ii) that discussions are taking place, or (iii) any other facts with respect to the discussions between the parties.

3.           Confidentiality of Huntington Customer Information.  Company understands that it may, pursuant to this Agreement, have access to certain nonpublic personal information related to customers of Huntington.  Nonpublic Personal Information (hereinafter referred to as “NPI”) for purposes of this Agreement means personally identifiable information (i) provided by a consumer to Huntington; (ii) resulting from any transaction with the consumer or any service performed for the consumer; or (iii) otherwise obtained by Huntington.  Company agrees to keep the NPI confidential, regardless of the form in which it is disclosed.  Company agrees to maintain physical, electronic and procedural safeguards to protect and preserve the confidentiality of Huntington’s NPI.  Company shall cooperate with the internal operating controls and security processes and requirements of Huntington.  Company agrees that it will use the NPI solely for the purpose for which it was disclosed pursuant to this Agreement.  Upon written request from Huntington, Company shall provide evidence of Company’s actions to comply with the provisions of this Section 3. Company shall immediately notify Huntington of any instance of unauthorized access to, use or disclosure of any portion of Huntington’s NPI and shall cooperate with Huntington in any action relating thereto.  Further, upon discovery of any vulnerability to or breach of its security, Company shall immediately take all appropriate actions necessary to mitigate any risk related to the disclosure of Huntington’s NPI.  Further, upon written request from Huntington, Company will provide written certification of proper disposal of NPI.  This disposal and certification requirement shall relate to consumer information whether in paper or electronic form or otherwise.

4.           Notice Preceding Compelled Disclosure.  (a)  If Recipient or any of its representatives are ordered or requested to disclose any Information provided by Discloser pursuant to court or administrative order, subpoena, summons, or other legal process, Recipient will promptly notify Discloser (unless prohibited from doing so by law, rule, regulation or court order) in order that Discloser may have the opportunity to seek a protective order or take other appropriate action.  Recipient will also cooperate in Discloser's efforts, at Discloser’s expense, to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Information provided by Discloser.  If, in the absence of a protective order, Recipient or any of its representatives are, in the opinion of its counsel, compelled as a matter of law to disclose the Information provided by Discloser, Recipient may disclose to the party compelling disclosure only the part of such Information as is required by law to be disclosed (in which case, prior to such disclosure, Recipient will advise and consult with Discloser and its counsel as to such disclosure and the nature and wording of such disclosure) and Recipient will use commercially reasonable efforts to obtain confidential treatment therefor.

(b)  To the extent any Information may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations brought by persons not parties to this Agreement, the parties to this Agreement understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention, and mutual understanding that the sharing of such material between them pursuant to this Agreement is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege.  All Information provided by a party that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.  Nothing in this Agreement obligates any party to reveal material subject to the attorney-client privilege, work product doctrine or any other applicable privilege.

5.           Treatment of Information.  In order for information provided by Discloser in written, textual or tangible form to constitute Information under this Agreement, it must be marked as confidential or proprietary.  For information provided by Discloser in oral or other intangible forms to constitute Information under this Agreement, Discloser shall, within twenty (20) days thereafter, provide in written form to Recipient a summary of the nature and substance of the information so disclosed orally as confidential or proprietary.  Information may consist of any information and data of a confidential nature, including but not limited to proprietary technical, marketing, operating, performance, cost, know-how, customer, business and process information.  Notwithstanding the foregoing provisions of this Section 5, any Information that constitutes a trade secret under applicable law shall constitute Information protected by this Agreement notwithstanding whether it is marked or otherwise identified as being confidential.  Within five (5) business days after termination of this Agreement by either party, Recipient will return to Discloser all tangible evidence of the Information provided by Discloser and will destroy, or, at Discloser’s option return to Discloser, all materials, information, or data prepared or derived by Recipient or its representatives based on the Information provided by Discloser.  Such destruction (or return) will be confirmed by Recipient in writing to Discloser within five (5) business days after the destruction or return.  The requirement to return or destroy information shall not apply to (i) Information disclosed to any regulatory agency having jurisdiction over the Recipient, (ii) Information contained in the minutes of meetings of the Recipient’s board of directors, or (iii) Information that is the subject of any pending or immediately threatened legal proceeding or governmental investigation until such proceeding or investigation is no longer immediately threatened or, if initiated or pending, until the proceeding is finally settled or a final judgment with respect thereto has been rendered or the investigation is completed or no longer directed at the Recipient.

6.           Exceptions.  (a)  The obligations of confidentiality will not apply to such portions of the Information provided by Discloser (i) lawfully in the public domain, (ii) which are a matter of public record or contained in filings with governmental or regulatory bodies or agencies and not designated as confidential, (iii) received from a person not a party to this Agreement and the Recipient does not know, nor should the Recipient reasonably have known, that such person does not have the right to disclose such Information without violating an obligation of confidentiality or infringing any patent, trademark, copyright, trade secret or similar right, (iv) lawfully known or developed by Recipient independent of Discloser, without recourse to or use of the Information provided by Discloser, or (v) subject to Section 6(b).  Additionally, nothing in this Agreement shall prevent disclosure of Information or the matters referred to in Section 2 above (i) to Recipient’s attorneys or accountants on a need to know basis or (ii) pursuant to (x) any summons, order, subpoena or other legal process (subject to Section 4 above), (y) supervision or examination of Recipient by a government agency, or (z) any bona fide due diligence subject to appropriate confidentiality obligations similar to those contained in this Agreement.  Furthermore, Discloser acknowledges that Recipient may currently or in the future be developing information internally or receiving information from other parties that is similar to the Information, and nothing in this Agreement shall  be construed as a representation or agreement that Recipient will not develop or have developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Information, provided, subject to Section 6(b), that Recipient does not violate any of its obligations under this Agreement in connection with such development.

(b)  The Company shall be free to use for any purpose the residuals resulting from access to or work with the Information, provided that Company shall maintain the confidentiality of the Information as provided herein.  The term “residuals” means information in non-tangible form, which may be retained in the minds of persons who have access to the Information, and who have made no effort to refresh their recollection in anticipation of or in conjunction with the use of said residuals. The Company hereto shall not permit their employees, officers, director and representatives to intentionally memorize the Information so as to reduce it to non-tangible form for the purpose of creating a residual.  The Company shall not have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals.

7.           Disclaimers.  Discloser will endeavor to include in the Information provided by Discloser materials Discloser believes to be relevant for the Evaluation, but Recipient acknowledges that neither Discloser nor any representatives of Discloser has made any representations or warranties as to the accuracy or completeness of any of the Information provided by Discloser.  Discloser provides Information on an “as is” basis.  Recipient agrees that neither Discloser nor any of its representatives will have any liability to Recipient or Recipient representatives resulting from the use of the Information provided by Discloser by Recipient or any Recipient representatives.    Discloser may change or cancel its plans at any time.  Use of Information provided by Discloser is at Recipient’s own risk.

8.           No License.  Neither this Agreement nor any disclosure of Information grants Recipient any license under any patents or copyrights.

9.           Certain Obligations Only on Definitive Agreement.  This Agreement creates no obligation for either party to enter into any other or related agreement or contract.  No agreement providing for any transaction or provision of services between the parties will be deemed to exist unless and until a definitive agreement has been executed and delivered by each of the parties, and each party to this Agreement hereby irrevocably waives any claims (including without limitation breach of contract) in connection with any such transaction or provision of services unless and until a definitive agreement has been so executed and delivered and then only in accordance with the terms thereof and applicable law.  Unless and until a definitive agreement has been so executed and delivered, neither of the parties to this Agreement nor any of their representatives has any legal obligation to the other of any kind to enter into any such transaction or to provide or receive services because of this Agreement or any other written or oral expression with respect to any such transaction for provision of services.  Nothing in this Agreement prevents or prohibits, or is intended to prevent or prohibit, either party from entering into agreements with one or more others regarding the subject matter of this Agreement.

10.           General Provisions.  This Agreement does not require either party to disclose or to receive Information.  No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  No document or other action purporting to have been signed on behalf of or bind either party will be operative for purposes of this Agreement unless it is in writing and is signed by both parties.  This Agreement can be modified or changed only in writing signed by both parties.  Neither party may assign its rights or delegate its duties or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any attempt to do so is void; provided, however, that Huntington may assign or delegate this Agreement to an affiliate without consent of the other party.  This Agreement will be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  It is agreed that money damages would not be a sufficient remedy for any violation of the terms of this Agreement and, accordingly, Discloser shall be entitled to seek specific performance and injunctive relief as remedies for any such violation, in addition to all other remedies available at law or equity.  This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.  Any legal action brought in connection with this Agreement may be brought only in the state or federal courts in Columbus, Ohio.  This is the complete agreement of the parties with respect to the Information in connection with the Evaluation, and supersedes any other agreement between the parties with respect to the Information in connection with the Evaluation.

11.           Termination.  This Agreement may be terminated by either party upon delivery of written notice of such termination to the other party.  Any provisions of this Agreement which by their nature extend beyond its termination will remain in effect beyond such termination until fulfilled and will apply to either party’s successors and assigns.  Recipient’s obligation of confidentiality under this Agreement with respect to any portion of the Information provided by Discloser shall remain for a period of five (5) years after termination of this Agreement, provided that any trade secrets contained in the Information shall retain their statutory protections beyond such termination, and the nondisclosure obligation related to NPI shall have no expiration.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered by their duly authorized officers as of the Effective Date.

The Huntington National Bank:	Company:

By:	By:

Typed Name:	Typed Name:
Title:	Title: